Exhibit 3.1





                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TRIZECHAHN (USA) CORPORATION

     TrizecHahn (USA) Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

     This Fourth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of TrizecHahn (USA) Corporation, originally filed with the Secretary of State of the State of Delaware on October 25, 1989 (Delaware File No. 2211569) under the name Trizec (USA) Holdings, Inc., as further amended and restated to date, and in accordance with the provisions of Sections 242 and 245 of the DGCL was adopted by the majority stockholder and the Board of Directors by written consent in accordance with Section 228(a) and 141(f), respectively, of the DGCL.

     This Fourth Amended and Restated Certificate of Incorporation (the "Certificate") restates, integrates and further amends provisions of TrizecHahn
(USA) Corporation's Certificate of Incorporation, heretofore amended, in its entirety and shall read as follows:

                                   ARTICLE I

                                      NAME

     The name of the corporation (hereinafter, the "Corporation") is Trizec Properties, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The Prentice-Hall Corporation System, Inc. is the Corporation's registered agent at that address.

                                  ARTICLE III

                                    PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares which the Corporation shall have the authority to issue, the number of shares of each class, and the par value of each share of each class are as follows:

Name of Class                                                          Number of Shares               Par Value
-------------                                                          ----------------               ---------

common stock (the "Common Stock")                                         500,000,000                   $0.01

special voting stock (the "Special Voting Stock")                             100                       $0.01

Class F convertible stock (the "Class F Convertible Stock")                 100,000                     $0.01

Series B convertible preferred stock (the "Series B Stock")                1,100,000                    $1.00

Class C convertible preferred stock (the "Class C Stock")                   750,000                     $1.00



     The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

A. COMMON STOCK. Subject to all of the rights, powers and preferences of the Special Voting Stock, the Class F Convertible Stock, the Series B
Stock and the Class C Stock, and except as provided by law or in this Article
IV:

     1. VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote for the election of directors and on all other matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

     2. DIVIDEND RIGHTS. The holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the board of directors of the Corporation ("Board of Directors") or any authorized committee thereof from time to time. No dividend may be declared or paid on the Common Stock at any time at which there are shares of Special Voting Stock outstanding which, in accordance with their terms, would be entitled to receive a dividend at the time of payment of the Common Stock dividend unless such Special Voting Stock dividend is simultaneously declared or paid.

     3. RIGHTS ON LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation among its stockholders for the purpose of winding up its affairs, the holders of shares of Common Stock shall be entitled to receive ratably the net assets or property of the Corporation available for distribution after the satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on any class or series of capital stock that has a liquidation preference or a preference as to dividends.

B. SPECIAL VOTING STOCK. The rights, privileges, restrictions and conditions attaching to the Special Voting Stock of the Corporation shall be as follows:

     1.   DEFINED TERMS.

          1.1  For the purposes of this Section (B) of this Article IV:

          "BASE AMOUNT" has the meaning given thereto in Section (B)(2.5) of this Article IV.

          "COST AMOUNT" in respect of the Dividend Amount of a Special Dividend means the total of any and all:

          (a) Non-Canadian Tax payable in connection with any REIT Dividend paid before the Dividend Date to which such Special Dividend relates but not taken into account in computing the Tax Amount in respect of such REIT Dividend or payable in connection with any Prepaid Special Dividend or Special Dividend paid before the Dividend Date to which such Prepaid Special Dividend or Special Dividend relates but not taken into account in determining the Tax Amount or Gross-up Amount, if any, in respect of such dividend;

          (b) any interest or penalties in respect of Non-Canadian Tax payable in connection with any REIT Dividend, Special Dividend or Prepaid Special Dividend paid before the Dividend Date to which such Special Dividend relates, but excluding interest or penalties arising solely as a result of the failure of a Relevant Person to make timely filings when required to do so under applicable non-U.S. tax laws or when requested by the Corporation to do so under U.S. tax laws; and

          (c) any reasonable expenses incurred in contesting any liability or alleged liability described in (a) or (b);

          in each case where such amount has not been taken into account in computing a Cost Amount included in the Dividend Amount for a prior Special Dividend.

          "CROSS-OVER DATE" has the meaning given thereto in Section (B)(2.1) of this Article IV.

          "DIVIDEND AMOUNT" for any Dividend Date means the amount determined in accordance with Section (B)(2.2) or (2.3) of this Article IV, as applicable, without reference to Section (B)(2.5) of this Article IV.

          "DIVIDEND DATE" means in respect of a REIT Dividend each date after the Plan Date on which the Corporation pays a dividend on its common stock.

          "EQUITY STOCK" means any class or series of capital stock of the Corporation, including, but not limited to, the Common Stock, the Special Voting Stock, the Class F Convertible Stock, the Series B Stock and the Class C Stock. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the class, series or classes of capital stock that is appropriate under the context.

          "ESTIMATED AMOUNT" has the meaning given thereto in Section (B)(2.4) of this Article IV.

          "EXCESS AMOUNT" means:

          (a) on the First Measurement Date, the amount of the Prepaid Special Dividend minus the Tax Amount in respect of such Prepaid Special Dividend; or

          (b) on any Measurement Date after the First Measurement Date, (1 + [A/365 x 0.035]) x (B - C), where:

               A is the number of days from but not including the immediately preceding Measurement Date to and including the Measurement Date;

               B is the Excess Amount on the immediately preceding Measurement Date;

               C is nil for the first Dividend Date after the First Measurement Date and on each Measurement Date thereafter is the Dividend Amount for the immediately preceding Measurement Date, but determined without inclusion of any Gross-up Amount and without having regard to any reduction pursuant to Section (B)(2.5) of this Article IV.

          "FINAL DATE" means the earlier of:

          (a) the date that is the 183rd day following the fifth anniversary of the Plan Date; and

          (b)  December 31, 2010.

          "FIRST MEASUREMENT DATE" means the date, if any, on which the Prepaid Special Dividend is paid.

          "GROSS-UP AMOUNT" in respect of a Special Dividend means that amount which is sufficient to provide that:

          (a) the amount of the Special Dividend remaining after the deduction of Non-Canadian Tax payable in connection with such Special Dividend,

               will equal

          (b) the Dividend Amount of such Special Dividend determined before inclusion of the Gross-up Amount.

          provided that the amount of the Special Dividend represented by the Gross-up Amount expressed as a percentage of the Special Dividend shall not exceed the maximum permitted Tax Rate applicable at that Dividend Date.

          "HOC" means Emerald Blue kft, a company organized under the laws of Hungary.

          "MEASUREMENT DATE" means the First Measurement Date and any subsequent Dividend Date.

          "NON-CANADIAN TAX" in respect of a REIT Dividend, Special Dividend or Prepaid Special Dividend means the aggregate of all amounts of income or withholding tax which Relevant Persons are or would be required to pay to any taxing authority, other than the government of Canada or any political subdivision thereof, if:

          (a) firstly, the Corporation paid the particular REIT Dividend, Special Dividend or Prepaid Special Dividend to each Relevant Person holding the shares of stock of the Corporation on which such dividend is to be paid;

          (b) secondly, each Relevant Person who is not resident in Canada and who received or was deemed to receive a dividend under paragraph
               (a) paid a dividend on its common stock or analogous securities in an amount equal to (i) the amount of dividend that it received or was deemed to have received pursuant to paragraph (a), minus
               (ii) the amount of Non-Canadian Tax (calculated on the basis that each such Relevant Person had no other items of income or deduction) to which it would be subject in respect of such dividend; and

          (c) thirdly, the provisions of paragraph (b) were applied successively in respect of each Relevant Person who is not resident in Canada who received or was deemed to receive a dividend under paragraph (b) from a Relevant Person who received or was deemed to receive a dividend pursuant to paragraph (b), and for this purpose the references to paragraph (a) contained in paragraph (b) shall be deemed to be references to paragraph (b) itself.

          "NON-TZH VOTES" means, on any date, the aggregate number of votes that all persons other than Relevant Persons are entitled to cast for the election of directors of the Corporation on that date.

          "PLAN CIRCULAR" means the TZH management information circular relating to, inter alia, the plan of arrangement to be approved by the Superior Court of Justice (Ontario) relating to the corporate reorganization of TZH.

          "PLAN DATE" means the date on which the plan of arrangement contemplated in the Plan Circular becomes effective.

          "PREPAID SPECIAL DIVIDEND" has the meaning given thereto in Section
          (B)(2.4) of this Article IV.

          "REDEMPTION START DATE" means the day following the first Dividend Date that follows the first date on which both (i) no further determination can be made by any taxing authority or competent adjudicator that a Relevant Person is liable for Non-Canadian Tax in respect of a REIT Dividend, a Special Dividend or a Prepaid Special Dividend and (ii) where any such determination has been made, no further rights of appeal or contestation remain in respect of such determination.

          "REIT DIVIDEND" means the amount paid as a dividend on Relevant REIT Shares on any particular day after September 1, 2001 and on or before the Final Date.

          "RELEVANT PERSON" means HOC or any Person, other than the Corporation and its subsidiaries, who:

          (a) on the date of initial issuance of this Special Voting Stock, controls or is under common control with HOC; or

          (b)  thereafter:

               (i) is controlled by HOC or a Person who is a Relevant Person on the date of initial issuance of this Special Voting Stock; or

               (ii) controls or is under common control with HOC or a Person who is a Relevant Person on the date of initial issuance of this Special Voting Stock,

          and any reference to any Person in this definition includes the successor of such Person.

          "RELEVANT REIT SHARES" means any shares of Equity Stock held by a Relevant Person (or any other shares of Equity Stock acquired as a result of the ownership of Equity Stock that is or was otherwise characterized as Relevant REIT Shares), other than shares of Equity Stock that:

          (a) have been acquired by a Relevant Person from a Person other than the Corporation or a Relevant Person on or after the date the plan of arrangement contemplated in the Plan Circular becomes effective;

          (b)  are Retained Shares (as defined in Section (C)(4.1) of this
               Article IV) or Common Stock acquired as a result of the ownership of Retained Shares;

          (c)  are shares of this Special Voting Stock; or

          (d) were represented by exchange certificates on the date the plan of arrangement contemplated in the Plan Circular becomes effective.

          "SPECIAL DIVIDEND" means the amount paid or payable as a dividend on Special Voting Stock on any Dividend Date, but does not include the Prepaid Special Dividend.

          "SPECIAL VOTE NUMBER" in respect of a Special Voting Share means that number of votes which is equal to:

          (a)  the sum of 1 plus the Non-TZH Votes less the TZH Votes,

               divided by

          (b)  the number of issued and outstanding shares of Special Voting
               Stock,

          rounded up to the next whole number, and, for greater certainty, if
          (a) is less than or equal to zero, the Special Vote Number shall be zero.

          "TAX AMOUNT" in respect of a particular REIT Dividend or Prepaid Special Dividend is equal to the amount obtained by multiplying the amount of such REIT Dividend or Prepaid Special Dividend by the Tax Rate in respect of such REIT Dividend or Prepaid Special Dividend.

          "TAX RATE" in respect of a particular REIT Dividend or Prepaid Special Dividend is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Non-Canadian Tax that is or would be payable by Relevant Persons in respect of such REIT Dividend or Prepaid Special Dividend and the denominator of which is the amount of such REIT Dividend or Prepaid Special Dividend, provided that the Tax Rate shall not exceed 30% or such higher rate of United States withholding tax as may be applicable under the Code to dividends paid by a real estate investment trust (as defined in the Code) to a foreign corporation at the time the particular REIT Dividend or Prepaid Special Dividend is paid.

          "THRESHOLD AMOUNT" means (a) the amount specified as such by a resolution of the Board of Directors passed before the mailing of the Plan Circular to shareholders of TZH, or (b) if no such resolution has been passed, zero.

          "TZH" means Trizec Hahn Corporation, a corporation incorporated under the laws of the Province of Ontario, Canada.

          "TZH Votes" means, on any date, the aggregate number of votes that Relevant Persons are entitled to cast for the election of directors of the Corporation on that date by virtue of ownership of stock of the Corporation other than the Special Voting Stock.

     2.   DIVIDENDS.

     2.1 The holders of Special Voting Stock shall not be entitled to receive any dividends, and the Corporation shall not pay any dividends thereon, other than the Special Dividends and the Prepaid Special Dividend, if any. No Special Dividend shall be declared or paid by the Corporation until the first date (the "Cross-over Date") on which the aggregate Tax Amount in respect of all REIT Dividends payable on or before the Cross-over Date exceeds the Threshold Amount.

     2.2 The Dividend Amount of the Special Dividend payable on the Dividend Date on which the Cross-over Date occurs, subject to reduction in accordance with Section (B)(2.5) of this Article IV, shall be determined as follows:

          DA = (RD x [TA(1) - (TH - TA(2))] x TR)     + CA    + GA
               ---------------------------------
                          TA(1)

          where:

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

          "CA" is the Cost Amount;

          "DA" is the Dividend Amount;

          "GA" is the Gross-up Amount;

          "TA(1)" is the Tax Amount in respect of the REIT Dividend payable on the Cross-over Date;

          "TA(2)" is the Tax Amount in respect of any REIT Dividends payable before the Cross-over Date;

          "RD" is the amount of the REIT Dividend payable on the Cross-over
          Date;

          "TH" is the Threshold Amount; and

          "TR" is the Tax Rate applicable to the REIT Dividend payable on the Cross-over Date.

     2.3 The Dividend Amount of the Special Dividend payable on each Dividend Date after the Cross-over Date shall be equal to the sum of:

          (a)  the Tax Amount of the REIT Dividend payable on such Dividend
               Date;

          (b)  the Cost Amount; and

          (c)  the Gross-up Amount;

          subject to reduction in accordance with Section (B)(2.5) of this
          Article IV.

     2.4 The Board of Directors may estimate the amount of dividends (an "Estimated Amount") that the Board of Directors anticipates it would declare on the Special Voting Stock at any time following the date of such estimate and on or before the Final Date based on such assumptions as it considers reasonable concerning the amount of dividends to be paid on its Common Stock in such period and the Tax Rate that will be applicable in such period and assuming that there will be no change in the number of Relevant REIT Shares during such period. Subject to the rights of the holders of the Class F Convertible Stock and any other stock of the Corporation ranking prior to the Special Voting Stock with respect to priority in the payment of dividends, the holders of Special Voting Stock shall be entitled to receive such cash dividends (the "Prepaid Special Dividend") as may be declared and set aside for payment upon the Special Voting Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors under this Section (B)(2.4) of this Article IV in an amount, on a per share basis, not to exceed the Estimated Amount divided by the number of shares of Special Voting Stock outstanding on the applicable record date. No more than one Prepaid Special Dividend shall be paid on the Special Voting Stock.

     2.5 In the event that the Corporation has paid a Prepaid Special Dividend, then, on any subsequent Dividend Date on or after the Cross-over Date on which the Excess Amount exceeds zero, the Dividend Amount of the Special Dividend on such Dividend Date determined pursuant to Section (B)(2.2) or (2.3) of this
          Article IV, as the case may be, shall be reduced as follows:

          (a) if the Excess Amount on such Dividend Date is equal to or greater than the aggregate of the amounts determined under Section
               (B)(2.2) of this Article IV without inclusion of the factor GA as determined therein or under Section (B)(2.3)(a) and (b) of this
               Article IV (in either case, the "Base Amount") in respect of such Dividend Date, then the Dividend Amount of the Special Dividend on such Dividend Date shall be zero; and

          (b) if the Base Amount in respect of such Dividend Date is greater than the Excess Amount on such Dividend Date, then the Dividend Amount of the Special Dividend on such Dividend Date shall be equal to the sum of (i) the amount by which such Base Amount exceeds the Excess Amount on such Dividend Date, and (ii) the Gross- up Amount in respect of the amount determined under (i).

     2.6 Subject to Sections (B)(2.1) and (2.5) of this Article IV, whenever the Board of Directors declares a dividend on the Common Stock, then the Board of Directors shall also declare a Special Dividend on the Special Voting Stock to holders of record on that date, payable in cash out of any assets or funds of the Corporation legally available therefor in a per share amount equal to the Dividend Amount divided by the number of shares of Special Voting Stock outstanding on the applicable record date, payable on the Dividend Date.

     2.7 Checks of the Corporation payable at par at any branch of the Corporation's bankers in Chicago, Illinois, or such other city as the Corporation may determine, shall be issued in respect of any such Special Dividends or Prepaid Special Dividends payable in cash (less any tax required to be withheld by the Corporation); provided that, at the option of the relevant holder of Special Voting Stock, payments of Special Dividends or Prepaid Special Dividends may be made by wire transfer (provided that appropriate wire instructions have been received by the Corporation at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the relevant holder of the Special Voting Stock with a bank located in the United States of America. Unless a wire transfer has been requested in accordance with the preceding sentence, the forwarding by prepaid mail or delivering of such a check to a holder of Special Voting Stock at his address as it appears on the books of the Corporation shall satisfy such Special Dividends or Prepaid Special Dividends to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such check is not paid on presentation. Special Dividends or Prepaid Special Dividends that are represented by a check that has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

     3.   RIGHTS ON LIQUIDATION.

     The holders of shares of the Special Voting Stock shall rank senior to the holders of shares of Common Stock, Series B Stock and Class C Stock upon the voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation among its stockholders for the purpose of winding up its affairs and shall be entitled to receive from the net assets and property of the Corporation available for distribution after the satisfaction of all liabilities and payment of any liquidation preferences ranking senior to the Special Voting Stock and accrued dividends, if any, on any series of capital stock ranking senior to the Special Voting Stock as to dividends an amount per share of Special Voting Stock held by them respectively equal to $1,000 together with all declared and unpaid dividends thereon before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of any Common Stock, Series B Stock or Class C Stock. After payment to the holders of the Special Voting Stock of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     4. VOTING RIGHTS.

     4.1 After the Plan Date and before January 1, 2008, the holders of the Special Voting Stock shall be entitled:

          (a) to receive notice of and attend all meetings of the stockholders of the Corporation, except any meetings at which only holders of a specified class or series of stock of the Corporation are entitled to vote separately as a class or series, and

          (b)  to vote on the election of directors of the Corporation.

          With respect to the election of the directors of the Corporation after the Plan Date and on or before January 1, 2008, and subject to the following sentence, each share of Special Voting Stock shall entitle the holder thereof to that number of votes equal to the Special Vote Number. During such period the holders of the Special Voting Stock shall not be entitled to vote at any of the meetings of the stockholders of the Corporation, unless at the time of such meeting Relevant Persons collectively own at least 5% of the issued and outstanding Common Stock.

     4.2 After December 31, 2007, the holders of the Special Voting Stock shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the DGCL) to receive notice of or to attend any meeting of the stockholders of the Corporation and shall not be entitled to vote at any such meeting.

     5.   REDEMPTION BY THE CORPORATION.

     5.1 Subject to the provisions of the DGCL, the Corporation may at any time after the Redemption Start Date, upon giving a Redemption Notice (as defined below), redeem all or from time to time any part of the then outstanding shares of Special Voting Stock on payment for each share to be redeemed of an amount equal to $1,000 per share plus all declared and unpaid cash dividends thereon (the "Redemption Price").

     5.2 Subject to Section (B)(5.4) of this Article IV, payment of the Redemption Price for any Special Voting Stock redeemed by the Corporation pursuant to Section (B)(5.1) of this Article IV shall be made by check payable in U.S. dollars. The payment of the Redemption Price shall be deemed to have been made on the date such check is mailed or otherwise delivered to the holder of the Special Voting Stock being redeemed.

     5.3 In the case of redemption of the Special Voting Stock under the provisions of Section (B)(5.1) of this Article IV, the Corporation shall at least 30 days before the Redemption Date (as defined below) mail to each Person who at the date of mailing is a registered holder of the shares of the Special Voting Stock to be redeemed a notice in writing of the intention of the Corporation to redeem such shares (a "Redemption Notice"). Such notice shall be mailed by letter, postage prepaid, addressed to each such stockholder at his address as it appears on the records of the Corporation or in the event of the address of any such stockholder not so appearing, then to the last known address of such stockholder; provided, however, that accidental failure to give any such notice to one or more of such stockholders shall not affect the validity of such redemption. Such notice shall set out the date on which redemption is to take place (the "Redemption Date") and, if only part of the stock held by the Person to whom it is addressed is to be redeemed, the number thereof to be so redeemed. On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Special Voting Stock to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Special Voting Stock called for redemption at the registered office of the Corporation, or any other place or places designated in the Redemption Notice. If only part of the stock represented by any certificate is to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Subject to the provisions of Section (B)(5.4) of this Article IV below, on and after the Redemption Date, the Special Voting Stock called for redemption shall cease to be entitled to any Special Dividends and the holders thereof shall not be entitled to exercise any of the rights of stockholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the stockholders shall remain unaffected.

     5.4 The Corporation shall have the right at any time after the mailing of the Redemption Notice to deposit the consideration payable in connection with the payment of the Redemption Price for any Special Voting Stock redeemed by the Corporation pursuant to Section (B)(5.1) of this Article IV to a special account at a bank or trust company, named in the Redemption Notice and located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine, to be paid without interest to or to the order of the respective holders of such Special Voting Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon the Redemption Date, the Special Voting Stock in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such Redemption Date shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the

          Corporation. Redemption consideration that is represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remains unclaimed (including moneys or securities held on deposit to a special account as provided for above) for a period of six years after the Redemption Date shall be forfeited to the Corporation.

     5.5 If not all shares of the Special Voting Stock are at any time to be redeemed, the shares of Special Voting Stock to be so redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the Redemption Notice or in such other manner as the Board of Directors of the Corporation in its sole discretion may deem equitable.

     6.   REDEMPTION AT THE OPTION OF THE HOLDERS.

     6.1 Subject to the provisions of the DGCL, every registered holder of Special Voting Stock may, at its option and in the manner hereinafter provided, require the Corporation to redeem, at any time after the Redemption Start Date, all or from time to time any part of the Special Voting Stock held by such holder upon payment for each such share to be redeemed of a sum equal to the Redemption Price.

     6.2 In the case of the redemption of Special Voting Stock under the provisions of Section (B)(6.1) of this Article IV, the holder thereof shall surrender the certificate or certificates representing such Special Voting Stock at the registered office of the Corporation or such other place or places as the Corporation from time to time designates accompanied by a notice in writing (hereinafter called a "Retraction Notice") signed by such holder requiring the Corporation to redeem all or a specified number of the Special Voting Stock represented thereby.

     6.3 A Retraction Notice shall be deemed to have been given when received at the registered office of the Corporation or such other place or places as the Corporation from time to time designates (a "Retraction Notice Date"). Once given, a Retraction Notice shall be irrevocable.

     6.4 As soon as is practicable following receipt of a Retraction Notice and in any event no later than 30 days following the applicable Retraction Notice Date, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Special Voting Stock to be redeemed the Redemption Price thereof. If a part only of the shares represented by any certificates are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Payment of the Redemption Price for any surrendered Special Voting Stock shall be made by check payable in U.S. dollars drawn on a bank located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine and mailed to the address of the person entitled thereto as such address is set forth in the Retraction Notice, or, if no such address is provided in the Retraction Notice, as such address shall appear in the register of holders of Special Voting Stock maintained by the Corporation for such purpose. The Redemption Price shall be deemed to have been paid on the date such check is mailed to the holder of the Special Voting Stock being redeemed.

     7.   MODIFICATION.

     7.1 The provisions of this Section (B) of this Article IV shall not be amended or repealed without the affirmative votes of two-thirds of the votes cast at a meeting of the holders of the Special Voting Stock, if any Special Voting Stock is issued and outstanding at the time of such amendment or repeal.

     7.2 The shares of the Special Voting Stock are intended to provide the holders of Special Voting Stock with (i) the number of votes that will entitle such holders and the Relevant Persons, together, to the majority of the votes in elections of directors to the Board of Directors at any time prior to January 1, 2008 at which the Relevant Persons own at least five percent of the Common Stock, and (ii) dividends in an amount so that, after payment of or provision for all non-Canadian income and withholding taxes payable on (x) dividends paid prior to the Final Date on the Common Stock held by a Relevant Person and on the Special Voting Stock and (y) any dividends that would be paid if the after tax dividends on such Common Stock and on the Special Voting Stock were paid up through the chain of corporations between the Corporation and an indirect Canadian corporate holder, if any, of the Special Voting Stock and such Common Stock, the indirect Canadian corporate holder would have cash in an amount equal to the dividends it or they would have received on such Common Stock if they held such Common Stock and dividends on such Common Stock were exempt from non-Canadian tax. Any amendments, duly made in the manner prescribed by this Certificate, to the terms of the Special Voting Stock that may be necessary or appropriate to accomplish the foregoing objective shall be considered to be made pursuant to the terms of this Certificate.

C. CLASS F CONVERTIBLE STOCK. The rights, privileges, restrictions and conditions attaching to the Class F Convertible Stock of the Corporation shall be as follows:

     1.   DIVIDEND RIGHTS.

     1.1 Subject to the rights of the holders of any shares of capital stock of the Corporation ranking senior to the Class F Convertible Stock with respect to priority in the payment of dividends, the holders of Class F Convertible Stock shall be entitled to receive whenever declared by the Board of Directors or any authorized committee thereof, out of assets or funds legally available therefor, fixed preferential cumulative cash dividends at the rate of $0.05 per share of Class F Convertible Stock annually (the "Convertible Stock Dividend"). The Board of Directors or any authorized committee thereof shall be entitled from time to time to declare part of the Convertible Stock Dividend for any fiscal year notwithstanding that Convertible Stock Dividend for such fiscal year shall not be declared in full. The holders of the Class F Convertible Stock shall not be entitled to any dividends other than or in excess of the Convertible Stock Dividend herein provided for.

     1.2 Checks of the Corporation payable at par at any branch of the Corporation's bankers in Chicago, Illinois, or such other city as the Corporation may determine, shall be issued in respect of any such Convertible Stock Dividends payable in cash (less any tax required to be withheld by the Corporation); provided that, at the option of the relevant holder of Class F Convertible Stock, payments of Convertible Stock Dividends may be made by wire transfer (provided that appropriate wire instructions have been received by the Corporation at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the relevant holder of the Class F Convertible Stock with a bank located in the United States of America. Unless a wire transfer has been requested in accordance with the preceding sentence, the forwarding by prepaid mail or delivering of such a check to a holder of Class F Convertible Stock at his address as it appears on the books of the Corporation shall satisfy such Convertible Stock Dividends to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such check is not paid on presentation. Convertible Stock Dividends that are represented by a check that has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

     1.3 So long as any shares of Class F Convertible Stock are issued and outstanding, (i) no dividends shall at any time be declared or paid on or set apart for payment on the Common Stock, Series B Stock, Class C Stock, Special Voting Stock or on any other stock of any other class of the Corporation ranking junior to the Class F Convertible Stock, and (ii) the Corporation shall not call for redemption nor purchase or otherwise acquire for value less than all of the then outstanding Class F Convertible Stock nor purchase or otherwise acquire for value any Common Stock, Series B Stock, Class C Stock, Special Voting Stock or any other class of stock of the Corporation ranking junior to the Class F Convertible Stock, in each case unless and until the Convertible Stock Dividends have been declared and paid or set apart for payment for the current fiscal year and, if applicable, for any previous fiscal year where such Convertible Stock Dividends were not paid.

     2. RIGHTS ON LIQUIDATION. The holders of shares of Class F Convertible Stock shall rank senior to the holders of shares of Common Stock, Series B Stock, Class C Stock and Special Voting Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation among its stockholders for the purpose of winding up its affairs and shall be entitled to receive from the net assets and property of the Corporation available for distribution after the satisfaction of all liabilities and payment of any liquidation preferences ranking senior to the Class F Convertible Stock and accrued dividends, if any, on any series of capital stock ranking senior to the Class F Convertible Stock as to dividends an amount per share of Class F Convertible Stock held by them respectively equal to $1.00 together with all declared and unpaid Convertible Stock Dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Common Stock, Series B Stock, Class C Stock, Special Voting Stock or any stock of any other class of the Corporation ranking junior to the Class F Convertible Stock. After payment to the holders of the Class F Convertible Stock of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     3. VOTING RIGHTS. The holders of any shares of the Class F Convertible Stock shall not be entitled as such (except as otherwise provided by the DGCL) to receive notice of or to attend any meeting of the stockholders of the Corporation and shall not be entitled to vote at any such meeting.

     4.   CONVERSION RIGHTS.

     4.1  DEFINITIONS.

          For the purposes of this Section (C)(4) of this Article IV:

          "ANTICIPATED FIRPTA AMOUNT" means the amount of FIRPTA tax that the Board of Directors reasonably anticipates will be payable by any Relevant Persons in connection with the Initial Transactions, as evidenced by a resolution of the Board of Directors passed before the date of mailing of the Plan Circular to the stockholders of TZH.

          "ARBITRATION DISPUTE" means a dispute between the CS Holder and the Corporation regarding the Converted Share Number relating to a proposed Conversion, where the calculation or determination of such Converted Share Number has been referred to an arbitrator pursuant to Section (C)(4.8) of this Article IV.

          "ARBITRATION DISPUTED AMOUNT" means the amount of money that is the subject of the Arbitration Dispute.

          "BASE CONVERSION SHARE NUMBER" in respect of a Conversion Notice means that number of shares of Common Stock equal to the lesser of (i) the Remaining Converted Share Number or (ii) the Specified Share Number set forth in such Conversion Notice.

          "BASE CONVERSION SHARES" means shares of Common Stock received by a CS Holder pursuant to a Conversion of any share of Class F Convertible Stock, the number of which is the Base Conversion Share Number.

          "BUSINESS DAY" means a day other than a Saturday or Sunday or other day when either (a) the registered office or such other place designated by the Corporation as the location for delivery of Conversion Notices or (b) the Principal Market, is not open for business.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONVERSION" means a conversion of a share of Class F Convertible Stock by a CS Holder in accordance with Section (C)(4) of this Article IV.

          "CONVERSION NOTICE DATE" means, with respect to a Conversion Notice, the date within the Notice Period on which such Conversion Notice is deemed to have been delivered to the Corporation as specified in Section (C)(4.3)(b) of this Article IV.

          "CONVERSION NOTICE" has the meaning given thereto in Section (C)(4.3) of this Article IV.

          "CONVERSION PERIOD" means the period commencing on the date the plan of arrangement to be contemplated in the Plan Circular becomes effective and ending on the date that is 30 days following the date on which no assessment of the FIRPTA tax liability of a

          Relevant Person (including interest, additional amounts, additions to tax, and assessable penalties relating thereto) may be made by the Internal Revenue Service (other than by reason of an action of such Relevant Person that would permit an extension of the assessment period under sub-Sections 6501(c)(1) or 6501(c)(2) of the Code) in respect of any of:

          (a) a disposition of Relevant REIT Shares occurring prior to the Final Date;

          (b) a disposition of Sale Shares described in clause (b) of the definition of Sale Shares; or

          (c) a disposition during the Extended Period of Relevant REIT Shares that were held by a Relevant Person on the Final Date or acquired as a result of the ownership of such Relevant REIT Shares, but only if a Non-Certification Event or Subsequent Determination Event had previously occurred.

          "CONVERSION TRIGGERING EVENT" means, subject to Section (C)(4.7) of this Article IV, any of the following events:

          (a)  a Final Determination in connection with the Initial
               Transactions;

          (b) a Final Determination in connection with any particular REIT Stock Transaction;

          (c)  a Non-Certification Event;

          (d)  a Subsequent Determination Event;

          (e)  an Extended Period Event; or

          (f)  a Liquidity Event.

          "CONVERSION VALUE AMOUNT" means, unless Section (C)(4.6) of this
          Article IV applies, in respect of a Conversion Triggering Event that arises as a result of:

          (a) the Initial Transactions, the aggregate of (i) any FIRPTA tax payable by Relevant Persons in excess of the Anticipated FIRPTA Amount and (ii) any Costs;

          (b) a REIT Stock Transaction, the aggregate of (i) any FIRPTA tax payable by Relevant Persons on any disposition of Relevant REIT Shares made in connection with the REIT Stock Transaction and
               (ii) any Costs;

          (c) a Non-Certification Event, the aggregate of (i) any FIRPTA tax payable by Relevant Persons in connection with the disposition during the Final Period of Relevant REIT Shares giving rise to such Non-Certification Event and (ii) any Costs;

          (d) a Subsequent Determination Event, the aggregate of (i) any FIRPTA tax payable by Relevant Persons in connection with the disposition of Relevant REIT Shares during the Final Period and
               (ii) any Costs;

          (e) an Extended Period Event, the aggregate of (i) the lesser of (x) an amount equal to the FIRPTA tax payable by Relevant Persons in connection with the disposition during the Extended Period of Relevant REIT Shares giving rise to such Extended Period Event or
               (y) the Remaining Extended Period Amount and (ii) any Costs; and

          (f)  a Liquidity Event, the Disputed Amount.

          "CONVERTED SHARE NUMBER" in respect of a Conversion Notice means that number of shares of Common Stock equal to the aggregate of (i) the Base Conversion Share Number and (ii) the Gross-up Share Number.

          "CONVERTED SHARES" means the Base Conversion Shares and the Gross-up Shares received by a CS Holder pursuant to a Conversion of any share of Class F Convertible Stock.

          "COSTS" means, in connection with a Conversion Triggering Event, all reasonable out-of-pocket costs and expenses incurred by Relevant Persons and associated or arising in connection with any Final Determination or payment of the FIRPTA tax liability giving rise to such Conversion Triggering Event, the determination or calculation of any FIRPTA taxes payable as a result of such Final Determination and all interest and penalties payable in connection with the non-payment of such FIRPTA tax prior to such tax liability being asserted and for such period as payment of such FIRPTA tax is being contested in good faith without payment being made in full on account thereof regardless of whether any FIRPTA tax is, following a Final Determination, ultimately determined to be due and payable, and includes but is not limited to all reasonable expenses relating to legal, accounting and other professional services relating thereto or to the contestation of any relevant liability, amount or obligation, plus any interest or other funding costs paid or payable by Relevant Persons in respect of any money borrowed to pay such FIRPTA tax or fund such expenses and any costs of disposition of property sold to fund payments of such FIRPTA tax.

          "CS HOLDER" means a Person who holds any shares of Class F Convertible Stock.

          "DISPUTE" means:

          (a)  an IRS Dispute; or

          (b)  an Arbitration Dispute.

          "DISPUTED AMOUNT" means:

          (a)  in respect of an IRS Dispute, the IRS Disputed Amount; and

          (b) in respect of an Arbitration Dispute, the Arbitration Disputed Amount.

          "EQUITY STOCK" means any class or series of capital stock of the Corporation, including, but not limited to, the Common Stock, the Special Voting Stock, the Class F Convertible Stock and the Class B Stock. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the class, series or classes of capital stock that is appropriate under the context.

          "EXERCISED CONVERSION VALUE AMOUNT" means, with respect to a Conversion Notice and the Conversion Triggering Event identified therein, the value of any Base Conversion Shares received with respect to any prior Conversion Notices relating to such Conversion Triggering Event. The Exercised Conversion Value Amount is calculated by multiplying the applicable Fair Market Value by the applicable Base Conversion Share Number for any such prior Conversion Notice and aggregating such products if there is more than one such prior Conversion Notice in respect of such Conversion Triggering Event.

          "EXTENDED PERIOD" means the period beginning on the day after the Final Date and ending on the fifth anniversary of the Final Date.

          "EXTENDED PERIOD EVENT" means an event that occurs upon a Final Determination that FIRPTA tax is due and payable in respect of any disposition during the Extended Period of any Relevant REIT Shares that were held by a Relevant Person on the Final Date or acquired as a result of the ownership of such Relevant REIT Shares, but only if a Non-Certification Event or Subsequent Determination Event had previously occurred.

          "FAIR MARKET VALUE" means the fair market value of the Common Stock determined in accordance with Section (C)(4.4) of this Article IV.

          "FINAL DATE" means the earlier of:

          (a) the 183rd day after fifth anniversary of the date the plan of arrangement contemplated in the Plan Circular becomes effective; and

          (b)  December 31, 2010.

          "FINAL DETERMINATION" means:

          (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order relates to the imposition of FIRPTA tax and has become final after all appeals allowable by Law by a Relevant Person have been exhausted, or the time for filing such appeals has expired, or for which a determination not to appeal has been made by such Relevant Person with the consent of the Corporation, which consent shall not be unreasonably withheld;

          (b) a closing agreement is entered into under Section 7121 of the Code or any other settlement agreement is entered into with the Internal Revenue Service or any other relevant authority in relation to an adjustment to the amount of FIRPTA tax in connection with an administrative or judicial proceeding;

          (c) the expiration of the time for instituting suit with respect to the claimed FIRPTA tax deficiency;

          (d) the expiration of the time for instituting a claim for refund of FIRPTA tax or, if such a claim was filed, the expiration of the time for instituting suit with respect thereto; or

          (e) the execution of a binding agreement between the CS Holder wishing to convert Class F Convertible Stock and the Corporation agreeing to the amount of FIRPTA tax due and payable.

          "FINAL PERIOD" means the period of time that commences 90 days prior to the Final Date and terminates on and includes the Final Date.

          "FIRPTA TAX" means tax imposed by Section 897 of the Code or any successor provisions thereto.

          "FREELY TRADEABLE" with respect to any Converted Shares means that:

          (a) a CS Holder may sell such shares at any time on a Principal Market free of any restriction on transfer, including but not limited to any restriction imposed by the Corporation, the Principal Market, the Securities and Exchange Commission or any applicable Law, other than the restrictions on ownership and transfer contained in Sections (E) and (F) of this Article IV; and

          (b) the Converted Shares have been appropriately listed on the applicable Principal Market and registered for such sale pursuant to an effective registration statement then in effect, to the extent such registration statement would be required by the Securities Act of 1933 for such sale.

          "GROSS-UP AMOUNT" means:

          (a) in respect of any Converted Shares that are designated in a Conversion Notice as Retained Shares, zero; and

          (b) in respect of any Converted Shares that are designated in a Conversion Notice as:

               (i) Sale Shares within the meaning of clause (a) of the definition of Sale Shares, an amount sufficient to provide that the amount of proceeds remaining from the disposition of the Relevant REIT Shares that have been or will be sold by any Relevant Person for the purposes described in such paragraph after deduction of any FIRPTA tax that was payable on such disposition will equal the Fair Market Value of the Base Conversion Shares designated in such Conversion Notice as Sale Shares within the meaning of clause (a) of the definition of Sale Shares; and

               (ii) Sale Shares within the meaning of clause (b) of the
                    definition of Sale Shares, an amount sufficient to provide that the amount of proceeds remaining from the disposition of the Sale Shares sold by the CS Holder for the purposes described in such paragraph after deduction of any FIRPTA tax that was payable on such disposition will equal the Fair Market Value of the Base

                    Conversion Shares designated in such Conversion Notice as Sale Shares within the meaning of clause (b) of the definition of Sale Shares.

          "GROSS-UP SHARE NUMBER" in respect of a Conversion Notice means that number of shares of Common Stock equal to (x) the Gross-up Amount in respect of such Conversion Notice divided by (y) the Fair Market Value of one Sale Share proposed to be received pursuant to the applicable Conversion.

          "GROSS-UP SHARES" means shares of Common Stock received by a CS Holder pursuant to a Conversion Notice relating to the Gross-up Amount, the number of which is the Gross-up Share Number.

          "HOC" means Emerald Blue kft, a company organized under the laws of Hungary.

          "INITIAL TRANSACTIONS" means, where a Plan Circular is mailed on or before December 31, 2002, any disposition of shares of Equity Stock by any Person occurring on or before the date the plan of arrangement contemplated in the Plan Circular becomes effective.

          "IRS DISPUTE" means a dispute between a Relevant Person and the Internal Revenue Service or other governmental entity arising out of a determination by the Internal Revenue Service or other governmental entity that FIRPTA tax is due and payable in connection with a matter referred to in clauses (a), (b), (d) or (e) of the definition of Conversion Triggering Event in this Section (C)(4.1) of this Article IV.

          "IRS DISPUTED AMOUNT" is defined in paragraph (b)(i) of the definition of Liquidity Event in this Section (C)(4.1) of this Article IV.

          "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

          "LIQUIDITY EVENT" means an event that occurs when a Relevant Person, in its sole discretion, has paid or determines that it would be advantageous to pay all or part of a Disputed Amount pending resolution of a Dispute and the CS Holder:

          (a) enters into an agreement with the Corporation (which the Corporation shall be obligated to enter into on a timely basis) providing that, in the event that the sum of the Disputed Amount and any amount payable to a Relevant Person as interest as a result of the settlement of the Dispute results in an excess (such excess being the "Net Refund") over the aggregate of:

               (i) the FIRPTA tax payable following a Final Determination in connection with the subject matter of the Dispute (and any Costs associated therewith); and

               (ii) such other amount as is the subject matter of the Dispute, including but not limited to reasonable Costs;

               the CS Holder will pay to the Corporation an amount equal to the Net Refund (after the deduction of any associated taxes borne by any Relevant Person); and

          (b)  delivers an officer's certificate to the Corporation certifying:

                (i) if the Dispute is an IRS Dispute, that the Internal Revenue
                    Service has made an assessment that FIRPTA tax is due and payable in connection with a matter referred to in (a), (b),
                    (d) or (e) of the definition of Conversion Triggering Event in this Section (C)(4.1) of this Article IV which, if no longer contested, would become a Conversion Triggering Event and setting forth the amount which the Internal Revenue Service has assessed to be due and payable and any estimated Costs associated therewith (the "IRS Disputed Amount");

               (ii) if the Dispute is an IRS Dispute, that a Relevant Person is, in good faith, disputing such assessment by the Internal Revenue Service;

              (iii) if the Dispute is an Arbitration Dispute, that the CS
                    Holder reasonably believes that the calculation or determination of the Converted Share Number that is the subject of the arbitration is reasonable and accurate in all respects; and

               (iv) that such Relevant Person cannot obtain or continue
                    financing for such payment on commercially acceptable terms.

          "NON-CERTIFICATION EVENT" means an event that occurs when any FIRPTA tax becomes due and payable in respect of a disposition of Relevant REIT Shares by a Relevant Person during the Final Period, where the Corporation has not before the time of disposition and within five Business Days following the first written request therefor, provided a REIT Status Notice to the Internal Revenue Service and a REIT Status Certificate to a Relevant Person who has requested such a certificate in respect of such disposition.

          "NOTICE PERIOD" means the period that begins upon the occurrence of a Conversion Triggering Event and ends 21 days thereafter or such longer period as the Corporation and the relevant CS Holder may agree.

          "PERSON" means an individual, company, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision.

          "PLAN CIRCULAR" means the TZH management information circular relating to, inter alia, the plan of arrangement to be approved by the Superior Court of Justice (Ontario) relating to the corporate reorganization of TZH.

          "POST LIQUIDITY TRIGGERING EVENT" has the meaning given thereto in Section (C)(4.6) of this Article IV.

          "PRINCIPAL MARKET" means:

          (a) if the Common Stock is listed or admitted to trading on the New York Stock Exchange, the New York Stock Exchange;

          (b) if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, but is listed or admitted to trading on The Nasdaq Stock Market, The Nasdaq Stock Market; or

          (c) if the Common Stock is not listed or admitted to trading on either of the New York Stock Exchange or The Nasdaq Stock Market, then such other securities exchange or over-the-counter market in the United States, or national quotations system in the United States, on or over which the Common Stock trades, as the Board of Directors may determine.

          "REIT STATUS CERTIFICATE" means a statement, described in Treasury regulations Sections 1.1445-5(b)(4)(iii)(A) and 1.897-2(h)(1), in a form reasonably satisfactory to a Relevant Person requesting the same, which certifies that the Corporation is a "domestically controlled REIT" (within the meaning of Section 897(h)(4)(B) of the Code).

          "REIT STATUS NOTICE" means a notice, provided by the Corporation to the Internal Revenue Service pursuant to Treasury regulations Section 1.897-2(h)(4), which certifies that the Corporation is a "domestically controlled REIT" (within the meaning of Section 897(h)(4)(B) of the Code).

          "REIT STOCK TRANSACTION" means any transaction or event occurring prior to the Final Date requiring:

          (a) the approval of a specified proportion of the holders of Common Stock in order to effect such transaction or event, which approval has been duly given; or

          (b) the tendering of a specified portion of Common Stock in order to effect such transaction or event which portion has been so tendered;

          in either case where the holders of Common Stock are generally permitted to participate.

          "RELEVANT PERSON" means HOC or any Person, other than the Corporation and its subsidiaries, who:

          (a) on the date of initial issuance of this Class F Convertible Stock, controls or is under common control with HOC; or

          (b)  thereafter:

               (i) is controlled by HOC or a Person who is a Relevant Person on the date of initial issuance of this Class F Convertible Stock; or

               (ii) controls or is under common control with HOC or a Person who is a Relevant Person on the date of initial issuance of this Class F Convertible Stock;

          and any reference to any Person in this definition includes the successor of such Person.

          "RELEVANT REIT SHARES" means any shares of Equity Stock held by a Relevant Person (or any other shares of Equity Stock acquired as a result of the ownership of Equity Stock that is or was otherwise characterized as Relevant REIT Shares), other than shares of Equity Stock that:

          (a) have been acquired by a Relevant Person from a Person other than the Corporation or a Relevant Person on or after the date the plan of arrangement contemplated in the Plan Circular becomes effective;

          (b) are Retained Shares or Common Stock acquired as a result of the ownership of Retained Shares; or

          (c) were represented by exchange certificates on the date the plan of arrangement contemplated in the Plan Circular becomes effective.

          "REMAINING CONVERSION VALUE AMOUNT" means, with respect to a Conversion Notice and the Conversion Triggering Event identified therein, the Conversion Value Amount in respect of such Conversion Triggering Event reduced by any applicable Exercised Conversion Value Amount.

          "REMAINING CONVERTED SHARE NUMBER" means with respect to a Conversion the aggregate of:

          (a) if any Base Conversion Shares in respect of such Conversion are designated as Sale Shares in the applicable Conversion Notice, an amount equal to the number of such Base Conversion Shares designated as Sale Shares; provided that, if the aggregate Fair Market Values of such Base Conversion Shares designated as Sale Shares exceeds the Remaining Conversion Value Amount, such number shall be reduced to the number equal to the Remaining Conversion Value Amount divided by the weighted average of the Fair Market Values of such Base Conversion Shares designated as Sale Shares; plus

          (b) if the Remaining Conversion Value Amount is greater than the aggregate of the Fair Market Values of the Base Conversion Shares designated as Sale Shares in respect of such Conversion, or if no Base Conversion Shares have been designated as Sale Shares in the applicable Conversion Notice, the number of any Base Conversion Shares designated or deemed to be designated as Retained Shares in the applicable Conversion Notice; provided that, if the aggregate Fair Market Values of any Base Conversion Shares designated as Sale Shares plus the aggregate Fair Market Values of any Base Conversion Shares designated as Retained Shares exceeds the Remaining Conversion Value Amount, such number shall be reduced to the number equal to (x) the difference between (i) the Remaining Conversion Value Amount and (ii) the aggregate Fair Market Values of the Sale Shares as calculated pursuant to clause
               (a) above, divided by (y) the Fair Market Value of such Base Conversion Shares designated as Retained Shares; plus

          (c) if the Remaining Conversion Value Amount is greater than the aggregate of the amounts determined in clauses (a) and (b) of this definition, the number equal to (i) the difference between the Remaining Conversion Value Amount and the aggregate of the amounts determined in clauses (a) and (b) of this definition divided by (ii) the Fair Market Value that would be applicable to Retained Shares pursuant to Section (C)(4.4)(a) of this Article IV; and

          provided that if any calculations pursuant to this definition would result in a fractional amount, such resulting number shall be rounded up to the next whole number.

          "REMAINING EXTENDED PERIOD AMOUNT" means, with respect to an Extended Period Event, an amount equal to (x) the FIRPTA tax that would have been payable by Relevant Persons had they disposed of all Relevant REIT Shares that they held on the Final Date at a price per share equal to the Fair Market Value on the Final Date, calculated in accordance with Section (C)(4.4)(a) of this Article IV, reduced by (y) the aggregate of the Conversion Value Amounts (excluding any Costs) for each prior Extended Period Event that resulted in a CS Holder converting one or more shares of Class F Convertible Stock during the Extended Period.

          "RETAINED SHARES" means Converted Shares other than Sale Shares.

          "SALE SHARES" means Converted Shares that are either:

          (a) retained by the CS Holder to replace Relevant REIT Shares that have been or will be sold by any Relevant Person to fund all or part of the FIRPTA tax liability, Costs and/or Gross-up Amounts associated with the applicable Conversion Triggering Event; or

          (b) sold by the CS Holder to directly or indirectly fund all or part of the FIRPTA tax liability, Costs and/or Gross-up Amounts associated with the applicable Conversion Triggering Event.

          "SPECIFIED SHARE NUMBER" means the number of shares of Common Stock that a CS Holder elects to receive upon Conversion not including any Gross-up Shares, as set forth in a Conversion Notice given pursuant to Section (C)(4.3) of this Article IV.

          "SUBSEQUENT DETERMINATION EVENT" means an event that occurs upon a Final Determination that FIRPTA tax is due and payable in respect of any disposition of Relevant REIT Shares during the Final Period and in respect of which disposition there was no Non-Certification Event.

          "TRADE CONFIRMATION" means a formal confirmation, memorandum, receipt (including a receipt delivered in connection with a secondary offering of securities) or other evidence of sale prepared by a broker, investment dealer or member of the Principal Market detailing the number of shares of Common Stock that a CS Holder or a Relevant Person, as the case may be, has sold, the price at which such securities were sold and the settlement date of such sale transaction.

          "TZH" means Trizec Hahn Corporation.

     4.2 CONVERSION.

          (a) Upon the occurrence of a Conversion Triggering Event during the Conversion Period, a CS Holder shall be entitled to convert one or more shares of Class F Convertible Stock in accordance with the provisions of this Section (C)(4) of this Article IV.

          (b) The Corporation shall convert one share of Class F Convertible Stock into a number of shares of Common Stock equal to the Converted Share Number on the Business Day following a Conversion Notice Date with respect to each Conversion Notice delivered to the Corporation pursuant to Section (C)(4.3) of this Article IV, subject to Section (C)(4.8) of this Article IV.

          (c) For greater certainty and without limiting the foregoing, each Conversion Triggering Event may give rise to multiple Conversions. A CS Holder may elect to: (i) designate the Converted Shares as Retained Shares or Sale Shares or any combination thereof, provided that Gross-up Shares shall always be designated as Sale Shares, (ii) in the case of Sale Shares, sell the Common Stock in multiple trades, and (iii) indicate a Specified Share Number in a Conversion Notice that is less than the Remaining Converted Share Number.

          (d) Class F Convertible Stock shall be convertible in ascending order of certificate number, and for purposes of this Section (C)(4.2) of this Article IV, the CS Holder holding the lowest certificate numbered share of Class F Convertible Stock shall be entitled to convert such share in respect of a Conversion Notice. Where following a Conversion in connection with a Conversion Triggering Event, there remains a Remaining Conversion Value Amount, the holder of the next share of Class F Convertible Stock, in numerical order, shall be entitled to convert such share upon the delivery of an additional Conversion Notice in connection with such Conversion Triggering Event.

     4.3  NOTICE OF CONVERSION.

          (a) A CS Holder entitled to convert one or more shares of Class F Convertible Stock pursuant to Section (C)(4.2) of this Article IV shall do so by providing to the Corporation a notice in writing (a "Conversion Notice") with respect to each such Conversion, within the Notice Period, signed by such CS Holder setting forth:

               (i) a description of the Conversion Triggering Event to which such Conversion Notice relates;

               (ii) the Conversion Value Amount associated with such Conversion
                    Triggering Event;

              (iii) the Remaining Conversion Value Amount associated with such proposed Conversion;

               (iv) the Remaining Converted Share Number associated with such proposed Conversion;

               (v)  the Specified Share Number;

               (vi) the Gross-up Amount;

              (vii) the Gross-up Share Number;

             (viii) the number of the Base Conversion Shares proposed to be received pursuant to such Conversion that will be (i) Retained Shares; (ii) Sale Shares within the meaning of clause (a) of the definition of Sale Shares and/or (iii) Sale Shares within the meaning of clause (b) of the definition of Sale Shares, provided that if the Conversion Notice does not designate the Base Conversion Shares as Retained Shares or Sale Shares, the applicable CS Holder will be deemed to have designated the Base Conversion Shares as Retained Shares for all purposes; and

               (ix) the calculations used to determine (a)(ii) through (a)(viii)
                    above, including but not limited to calculations of Fair Market Value and any Exercised Conversion Value Amount.

          (b) A Conversion Notice shall be deemed to have been delivered when received at the registered office of the Corporation or such other place or places as the Corporation may from time to time designate, provided that if such Conversion Notice is received at any time after 2:00 p.m. on a Business Day or is received on a day that is not a Business Day at the place of delivery it shall be deemed to be received on the next following Business Day. Once given, a Conversion Notice shall be irrevocable.

     4.4  CALCULATION OF FAIR MARKET VALUE.

          The "FAIR MARKET VALUE" of the Common Stock used to determine the Converted Share Number with respect to a Conversion shall be calculated in the following manner:

          (a) in respect of Converted Shares that are designated in a Conversion Notice as Retained Shares, the Fair Market Value shall be equal, on a per share basis, to the average price at which the Common Stock traded on the Principal Market on the Conversion Notice Date, weighted for the volume traded at each different price on such date; and

          (b) in respect of Converted Shares that are designated in a Conversion Notice as Sale Shares, the Fair Market Value shall be equal, on a per share basis, to the weighted average price realized over one or more days on the sale of shares described in the definition of Sale Shares in Section (C)(4.1) of this Article IV on the date(s) as set forth in the relevant Trade Confirmations, less all costs incurred in connection with such sale(s) calculated on a per share basis.

     4.5  DELIVERY OF TRADE CONFIRMATIONS.

          If the CS Holder designates any or all of the Converted Shares as Sale Shares, then the CS Holder shall deliver to the Corporation on the Conversion Notice Date Trade Confirmations reflecting the sale of a total number of shares of Common Stock equal to the number of Converted Shares designated as Sale Shares in the applicable Conversion Notice; provided that, if not delivered on such Conversion Notice Date then the Sale Shares shall be deemed to have been designated as Retained Shares in the Conversion Notice.

     4.6  CONVERSION ADJUSTMENTS.

          If, following the occurrence of a Liquidity Event, a Conversion Triggering Event (a "Post Liquidity Triggering Event") occurs in connection with the matter that gave rise to such Liquidity Event, the Conversion Value Amount in respect of such Post Liquidity Triggering Event shall be the amount obtained by subtracting (i) the Disputed Amount from (ii) the Conversion Value Amount that would have been determined on the Conversion Notice Date for the Post Liquidity Triggering Event had this Section (C)(4.6) of this Article IV not applied, provided that this amount shall not be less than zero.

     4.7  DEFERRAL OF CONVERSION TRIGGERING PERIOD.

          Notwithstanding any other provision contained in this Section (C)(4) of this Article IV, if following a Conversion Triggering Event (for the purposes of this Section (C)(4.7) of this Article IV, the "Original Conversion Triggering Event"), at least some number of Converted Shares that would be issued to a CS Holder would not be Freely Tradeable upon Conversion, then the CS Holder may (at its sole option) elect to defer the Conversion Triggering Event to the day which is 14 days following the date on which the Converted Shares would become Freely Tradeable, with respect to all Converted Shares or any portion thereof. To defer the Conversion Triggering Event the CS Holder shall deliver a certificate to the Corporation, within 21 days of the Original Conversion Triggering Event, signed by such CS Holder setting forth:

          (a)  a description of the Conversion Triggering Event;

          (b) the Conversion Value Amount associated with such Conversion Triggering Event;

          (c) that the CS Holder reasonably believes that all or some of the Converted Shares it would receive as a result of the Original Conversion Triggering Event would not be Freely Tradeable;

          (d) that the CS Holder elects to defer the Conversion Triggering Event; and

          (e) the amount of the Conversion Value Amount, which may be all, with respect to which the CS Holder elects to defer the Conversion Triggering Event.

     4.8  DISPUTE RESOLUTION.

          In the event that the Corporation disputes, in whole or in part, the Converted Share Number relating to a proposed Conversion, the Corporation (i) shall give written notice of its decision to dispute such Converted Share Number on or before the Business Day following the applicable Conversion Notice Date to the applicable CS Holder who would have otherwise been entitled to convert a share of Class F Convertible Stock pursuant to the applicable Conversion Notice, and (ii) after giving such notice of dispute, except in the case of a Liquidity Event, shall be under no obligation to convert the applicable share of Class F Convertible Stock into shares of Common Stock pursuant to such Conversion Notice; provided that the Corporation shall be required to convert the applicable share of Class F Convertible Stock into shares of Common Stock equal in number to any part of the Converted Share Number that is not in dispute.

          Any dispute, controversy or claim arising out of, or in connection with, or in relation to a Converted Share Number will be determined and settled by arbitration in the City of New York before a single arbitrator in accordance with the then existing rules of the American Arbitration Association. A decision or award made by the arbitrator shall be binding upon the parties, no appeal may be taken from such decision or award and judgment thereon may be entered in any court of competent jurisdiction.

     5.   REDEMPTION BY THE CORPORATION.

     5.1 Subject to the provisions of the DGCL, the Corporation may at any time after the expiration of the Conversion Period (as defined in Section
          (C)(4.1) of this Article IV), upon giving a Redemption Notice (as defined below), redeem all or from time to time any part of the then outstanding shares of Class F Convertible Stock on payment for each share to be redeemed of an amount equal to $1.00 per share plus all declared and unpaid Convertible Stock Dividends thereon (the "REDEMPTION PRICE").

     5.2 Subject to Section (C)(5.4) of this Article IV, payment of the Redemption Price for any Class F Convertible Stock redeemed by the Corporation pursuant to Section (C)(5.1) of this Article IV shall be made by check payable in U.S. dollars. The payment of the Redemption Price shall be deemed to have been made on the date such check is mailed or otherwise delivered to the holder of the Class F Convertible Stock being redeemed.

     5.3 In the case of redemption of the Class F Convertible Stock under the provisions of Section (C)(5.1) of this Article IV, the Corporation shall at least 30 days before the Redemption Date (as defined below) mail to each Person who at the date of mailing is a registered holder of the shares of the Class F Convertible Stock to be redeemed a notice in writing of the intention of the Corporation to redeem such shares (a "Redemption Notice"). Such notice shall be mailed by letter, postage prepaid, addressed to each such stockholder at his address as it appears on the records of the Corporation or in the event of the address of any such stockholder not so appearing, then to the last known address of such stockholder; provided, however, that accidental failure to give any such notice to one or more of such stockholders shall not affect the validity of such redemption. Such notice shall set out the date on which redemption is to take place (the "Redemption Date") and, if only part of the stock held by the Person to whom it is addressed is to be redeemed, the number thereof to be so redeemed. On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class F Convertible Stock to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Class F Convertible Stock called for redemption at the registered office of the Corporation, or any other place or places designated in the Redemption Notice. If only part of the stock represented by any certificate is to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Subject to the provisions of Section (C)(5.4) of this Article IV below, on and after the Redemption Date, the Class F Convertible Stock called for redemption shall cease to be entitled to Convertible Stock Dividends and the holders thereof shall not be entitled to exercise any of the rights of stockholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the stockholders shall remain unaffected.

     5.4 The Corporation shall have the right at any time after the mailing of the Redemption Notice to deposit the consideration payable in connection with the payment of the Redemption Price for any Class F Convertible Stock redeemed by the Corporation pursuant to Section
          (C)(5.1) of this Article IV to a special account at a bank or trust company, named in the Redemption Notice and located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine, to be paid without interest to or to the order of the respective holders of such Class F Convertible Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon the Redemption Date, the Class F Convertible Stock in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such Redemption Date shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Corporation. Redemption consideration that is represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remains unclaimed (including moneys or securities held on deposit to a special account as provided for above) for a period of six years after the Redemption Date shall be forfeited to the Corporation.

     5.5 If not all of the shares of the Class F Convertible Stock are at any time to be redeemed, the shares of Class F Convertible Stock to be so redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the Redemption Notice or in such other manner as the Corporation in its sole discretion may deem equitable.

     6.   Redemption at the Option of the Holders.

     6.1 Subject to the provisions of the DGCL, every registered holder of Class F Convertible Stock may, at his option and in the manner hereinafter provided, require the Corporation to redeem, at any time after the expiry of the Conversion Period (as defined in Section
          (C)(4.1) of this Article IV), all or from time to time any part of the Class F Convertible Stock held by such holder upon payment for each such share to be redeemed of a sum equal to the Redemption Price.

     6.2 In the case of the redemption of Class F Convertible Stock under the provisions of Section (C)(6.1) of this Article IV, the holder thereof shall surrender the certificate or certificates representing such Class F Convertible Stock at the registered office of the

          Corporation or such other place or places as the Corporation from time to time designates accompanied by a notice in writing (hereinafter called a "Retraction Notice") signed by such holder requiring the Corporation to redeem all or a specified number of the Class F Convertible Stock represented thereby.

     6.3 A Retraction Notice shall be deemed to have been given when received at the registered office of the Corporation or such other place or places as the Corporation from time to time designates (a "RETRACTION NOTICE DATE"). Once given, a Retraction Notice shall be irrevocable.

     6.4 As soon as is practicable following receipt of a Retraction Notice and in any event no later than 30 days following the applicable Retraction Notice Date, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class F Convertible Stock to be redeemed the Redemption Price thereof. If a part only of the shares represented by any certificates are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Payment of the Redemption Price for any surrendered Class F Convertible Stock shall be made by check payable in U.S. dollars drawn on a bank located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine and mailed to the address of the person entitled thereto as such address is set forth in the Retraction Notice, or, if no such address is provided in the Retraction Notice, as such address shall appear in the register of holders of Class F Convertible Stock maintained by the Corporation for such purpose. The Redemption Price shall be deemed to have been paid on the date such check is mailed to the holder of the Class F Convertible Stock being redeemed.

     7.   MODIFICATION.

     7.1 The provisions of this Section (C) of this Article IV shall not be amended or repealed without the affirmative votes of two-thirds of the votes cast at a meeting of the holders of the Class F Convertible Stock, if any Class F Convertible Stock is issued and outstanding at the time of such amendment or repeal.

     7.2 The Corporation's issuance of shares of Class F Convertible Stock is intended to permit a Relevant Person to share ratably with all holders of Common Stock any FIRPTA tax liability that such Relevant Person may incur by reason of its ownership of Common Stock. Any amendments, duly made in the manner prescribed by this Certificate, to the terms of the Class F Convertible Stock that may be necessary or appropriate to accomplish the foregoing objective shall be considered to be made pursuant to the terms of this Certificate.

D. SERIES B STOCK. The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series B Stock are as follows:

     1.   DIVIDENDS.

          (a) The holders of shares of Series B Stock shall be entitled to receive cash dividends, and the Corporation shall pay dividends thereon, if, as, and when declared by the Board of Directors out of monies properly available for the payment of dividends.

               Such dividends shall be payable in cash at the fixed rate of 7.5% per annum of the Issue Price ("Dividend Rate"), shall accumulate daily and if not paid shall compound annually from and after the date of issuance of such shares. The Corporation shall pay dividends in such amount and in such form as the Board of Directors may from time to time determine, and all dividends which the Board of Directors may declare on the Series B Stock shall be declared and paid in equal amounts per share on all shares of Series B Stock at the time outstanding.

          (b) Dividends shall be payable annually in arrears, when, as, and if declared by the Board of Directors, on such date (any such date being the "Dividend Payment Date") to be determined by the Board of Directors, out of monies properly available for the payment of dividends. If any Dividend Payment Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Payment Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series B Stock as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period (as hereinafter defined) that is less than one full year in length shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends in arrears for any past Dividend Periods may be declared and paid at any time to the holders of record on the record date for such payment. "Dividend Period" shall mean any period from and including the first issuance date of shares of Series B Stock until but not including the first Dividend Payment Date, which date shall be no later than the date that is the first anniversary of such issuance date, and thereafter, each annual period from and including each Dividend Payment Date to but not including the next Dividend Payment Date.

     2.   REDEMPTION.

          (a)  OPTIONAL REDEMPTION. Subject to the provisions of this Section
               (D)(2) of this Article IV and subject to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking (as to dividends or as to capital) prior to the Series B Stock, the Corporation may, upon giving notice as hereinafter provided, redeem at any time all, or from time to time any part of, the then outstanding shares of Series B Stock, on payment for each share to be redeemed of the sum of the Issue Price per share together with an amount equal to all unpaid cumulative dividends up to but not including the date of redemption (the whole amount constituting and being hereinafter referred to as the "Redemption Price").

          (b) PARTIAL REDEMPTION. In the event that some but not all shares of Series B Stock are, at any time, to be redeemed, the shares so to be redeemed shall be selected by lot or, if the Board of Directors so determines, on a pro rata basis, disregarding fractions, according to the number of Series B Stock held by each of the registered holders thereof. If some but not all shares of the Series B Stock represented by any one certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

          (c) METHOD OF REDEMPTION. In any case of redemption of shares of Series B Stock, the Corporation shall, not less than 3 and not more than 10 Business Days prior to the date of redemption hereinafter specified, mail or deliver to each person who at the date of such mailing or delivery is a registered holder of shares of Series B Stock to be redeemed, a notice in writing of the intention of the Corporation to redeem such shares of Series B Stock. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. Such notice shall set out the number of shares of Series B Stock held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date of redemption and the place or places at which such holders of Series B Stock may present and surrender such shares for redemption. On and after the date of redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the shares of Series B Stock to be redeemed the Redemption Price of such shares in lawful funds of the United States on presentation and surrender, at the place or places specified in such notice of redemption, of the certificate or certificates representing the shares of Series B Stock called for redemption.

          (d) The Corporation shall have the right, at any time after the mailing or delivery of notice of its intention to redeem shares of Series B Stock, to deposit the aggregate Redemption Price of the shares of Series B Stock so called for redemption, or of shares of Series B Stock which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account at a bank or trust company, named in the Redemption Notice and located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine, to be paid without interest to or to the order of the respective holders of the shares of Series B Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date of redemption, whichever is the later, the shares of Series B Stock in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, from their proportionate part of the amount so deposited, upon presentation and surrender of the certificate or certificates representing their Series B Stock being redeemed, the Redemption Price in respect of such shares. Any interest allowed on any such deposit shall belong to the Corporation. From and after the date of redemption, shares of Series B Stock called for redemption shall cease to be entitled to any participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as stockholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificate in accordance with this paragraph, in which case the rights of the holders shall remain unaffected.

          3. PURCHASE FOR CANCELLATION. Subject to the provisions of applicable law and subject to rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking (as to dividends or as to capital) prior to the Series B Stock, the Corporation may at any time or from time to time purchase for cancellation all or any part of the outstanding shares of Series B Stock (i) at any price by invitation for tenders addressed to all of the registered holders of shares of Series B Stock then outstanding, or (ii) in any other manner, provided that in such case the price for each share of Series B Stock so purchased for cancellation shall not exceed the Issue Price per share plus an amount equal to all dividends, if any, previously declared but unpaid thereon, together with costs of purchase. If, in response to an invitation for tenders under the provisions of this Section (D)(3) of this
               Article IV, more shares of Series B Stock are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the shares of Series B Stock to be purchased by the Corporation shall be purchased, as nearly as may be, on a pro rata basis according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares are tendered than the Corporation is prepared to purchase after the Corporation has purchased all shares tendered at lower prices.

     4.   VOLUNTARY CONVERSION INTO SHARES OF COMMON STOCK.

          (a)  VOLUNTARY CONVERSION.

               (i) A holder of shares of Series B Stock may on December 31, 1999 or at any time thereafter, at any time with respect to all, or from time to time with respect to some but not all, shares of Series B Stock held by him, elect to convert such shares into fully paid and non-assessable shares of Common Stock all upon and subject to the provisions of this Section
                    (D)(4) of this Article IV; provided that, at the time of any such conversion, the number of shares of Series B Stock such holder has elected to convert into shares of Common Stock is such that, in accordance with the provisions of subparagraph
                    (ii) of this Section (D)(4)(a) of this Article IV, such holder would be entitled to at least one whole share of Common Stock.

               (ii) Each share of Series B Stock shall convert into such number of shares of Common Stock as shall equal $1,000 divided by the fair market value of one share of Common Stock, as determined by the Board of Directors, at the time of conversion of such share of Series B Stock.

          (b) METHOD OF CONVERSION. If a holder of any shares of Series B Stock elects to convert all or any part of the shares of Series B Stock held by him into shares of Common Stock, he shall mail or deliver to the Corporation at its principal office a notice in writing to such effect (which may be in the form of the conversion panel, if any, contained on the certificates for shares of Series B Stock) accompanied by the certificate or certificates representing the shares of Series B Stock in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney. The election of a holder to convert any shares of Series B Stock shall be irrevocable upon receipt by the Corporation of the notice and certificate(s) referred to in the preceding sentence.

          (c) RULES. All calculations and determinations to be made pursuant to or for the purposes of this Section (D)(4) of this Article IV shall be made by the Board of Directors and all such calculations, determinations and adjustments so made shall be conclusive and binding upon the Corporation and the holders of all securities affected thereby including, without limitation, the holders of the Series B Stock.

          (d) EFFECT OF CONVERSION. The right of a holder of shares of Series B Stock to convert such shares into shares of Common Stock shall be deemed to have been exercised, and the registered holder of the shares of Series B Stock to be converted shall be deemed to have become the holder of shares of Common Stock (and shall have all the rights and privileges to which a holder of such shares is entitled) and to have ceased to be the holder of the shares of Series B Stock converted into shares of Common Stock, for all purposes at the close of business at the place of the Corporation's principal office on the date the Corporation receives the notice and certificate(s) referred to in Section
               (D)(4)(b) of this Article IV, notwithstanding any delay in the delivery of the certificates representing the Common Stock into which the shares of Series B Stock have been converted. Shares of Common Stock issued as a result of a conversion shall be deemed to have been issued as fully-paid and nonassessable. The conversion of any shares of Series B Stock by any holder thereof shall not deprive such holder of the right to receive any dividend on the shares of Series B Stock so converted which was previously declared but unpaid at the date of conversion.

          (e) CERTIFICATES. On any conversion of Series B Stock, the certificate or certificates representing shares of Common Stock issuable as a result of conversion shall be issued, at the expense of the Corporation, in the name of the holder of the shares of Series B Stock converted or in such name or names as such holder may direct in writing, provided that such holder shall pay any applicable security transfer taxes. If less than all the shares of Series B Stock represented by a certificate or certificates tendered to the Corporation in connection with any conversion are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the shares of Series B Stock comprised in the certificate or certificates tendered as aforesaid that are not being converted.

     5. LIQUIDATION, DISSOLUTION AND WINDING-UP. The holders of the shares of Series B Stock shall rank senior to the holders of Common Stock upon the voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation and shall be entitled, subject to the rights of the Class F Convertible Stock, the Special Voting Stock, Class C Stock and any other class of stock of the Corporation Ranking as to Capital senior to the Series B Stock, to receive from the net assets of the Corporation available for distribution after the satisfaction of all liabilities and payment of any liquidation preferences and any accrued dividends ranking senior to the Series B Stock, an amount per share of Series B Stock equal to the Issue Price together with all declared but unpaid dividends thereon before any amount shall be paid or any property be distributed to the holders of any Common Stock and any stock of any other class of the Corporation Ranking as to Capital junior to the Series B Stock. After payment to the holders of the Series B Stock of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     6. MODIFICATION OF SERIES B STOCK. The rights, privileges, restrictions and conditions attached to the Series B Stock may be added to, changed or removed only with the prior approval of the holders of the Series B Stock given in accordance with Section (D)(7) of this Article IV, in addition to any vote or authorization required by law.

     7. APPROVAL OF HOLDERS OF SERIES B STOCK. Any approval of the holders of the Series B Stock with respect to any and all matters referred to herein, or with respect to any other matters requiring the consent of the holders of the Series B Stock, may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of outstanding Series B Stock or passed by the affirmative vote of at least two-thirds of the votes cast by the holders of Series B Stock who voted in respect of that resolution at a meeting of the holders of the Series B Stock duly called for that purpose at which the holders of at least 25% of the outstanding Series B Stock are present in person or represented by proxy (such number of stockholders being the "quorum"), or, if such quorum is not present at such meeting, at an adjourned meeting at which the holders of Series B Stock then present in person or represented by proxy shall constitute a quorum for all purposes. The formalities to be observed with respect to proxies, the giving of notice and the conduct of any such meeting or any adjourned meeting shall be, from time to time, prescribed by the Certificate of Incorporation and By-laws of the Corporation with respect to meetings of stockholders. On every poll taken at every meeting of holders of Series B Stock, each holder entitled to vote thereat shall be entitled to one vote for each share of Series B Stock held by such holder.

     8. NO VOTING RIGHTS. Subject to the provisions of applicable law, the holders of the Series B Stock shall not be entitled as such to receive notice of or to attend any meeting of the stockholders of the Corporation and shall not be entitled to vote at any such meeting.

     9. STATUTORY COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Corporation shall not redeem, purchase for cancellation or otherwise retire, reduce or make any return of capital in respect of any share of Series B Stock unless such actions by the Corporation are in accordance with the provisions of the DGCL.

     10.  INTERPRETATION.

          (a)  DEFINITIONS. For the purpose of this Section (D) of this Article
               IV:

               "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day that is an officially recognized federal or state holiday in the state in which the Corporation's principal office is located;

               "ISSUE PRICE" means $1,000 per share of Series B Stock; and

               "RANKING AS TO CAPITAL" means ranking with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of assets of the Corporation among its stockholders for the purpose of winding-up its affairs, whether voluntary or involuntary.

          (b) DATES. In the event that any date on or by which any action is permitted or required to be taken by the Corporation or by any holder hereunder is not a Business Day, then such action shall be permitted or required to be taken on or by the next succeeding date that is a Business Day.

          (c) NOTICES. Any notice (which term includes any communication or document) required or permitted to be given, sent, delivered or otherwise served upon a holder of Series B Stock pursuant to these provisions shall be deemed to be given, sent, delivered, served and received, if sent by prepaid mail, on the date of mailing thereof.

     11. FORM OF STOCK CERTIFICATE. Each certificate representing shares of Series B Stock shall contain a statement that the Corporation will furnish without charge to each holder of Series B Stock who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

E. CLASS C STOCK. The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class C Stock are as follows:

     1.   DIVIDENDS.

          (a) The holders of shares of Class C Stock shall be entitled to receive, if, as, and when declared by the Board of Directors out of monies properly available for the payment of dividends, cash dividends on each outstanding share of Class C Stock, at the fixed rate per annum of 7.0% of the Issue Price payable with respect to each Dividend Period (as hereinafter defined). All dividends shall be cumulative and shall be payable in arrears for each Dividend Period on each Dividend Payment Date, commencing on March 29, 2002. All dividends which the Board of Directors may declare on the Class C Stock shall be declared and paid in equal amounts per share on all shares of Class C Stock at the time outstanding.

          (b) If any Dividend Payment Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Payment Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Class C Stock as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends in arrears for any past Dividend Periods may be declared and paid at any time to the holders of record on the record date for such payment.

     2.   REDEMPTION.

          (a)  OPTIONAL REDEMPTION. Subject to the provisions of this Section
               (E)(2) of this Article IV and subject to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking (as to dividends or as to capital) prior to the Class C Stock, on or after the fifth anniversary of the Issue Date the Corporation may, upon giving notice as hereinafter provided, redeem at any time all, or from time to time any part of, the then outstanding shares of Class C Stock, on payment of each share to be redeemed of the sum of the Issue Price per share together with an amount equal to all unpaid cumulative dividends up to but not including the date of redemption (the whole amount constituting and being hereinafter referred to as the "Redemption Price").

          (b) PARTIAL REDEMPTION. In the event that some but not all shares of Class C Stock are to be redeemed, the shares so to be redeemed shall be selected by lot or, if the Board of Directors so determines, on a pro rata basis, disregarding fractions, according to the number of Class C Stock held by each of the registered holders thereof. If some but not all shares of the Class C Stock represented by any one certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

          (c) METHOD OF REDEMPTION. In any case of redemption of shares of Class C Stock, the Corporation shall, not less than 3 and not more than 10 Business Days prior to the date of redemption hereinafter specified, mail or deliver to each person who at the date of such mailing or delivery is a registered holder of shares of Class C Stock to be redeemed, a notice in writing of the intention of the Corporation to redeem such shares of Class C Stock. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. Such notice shall set out the number of shares of Class C Stock held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date of redemption and the place or places at which such holders of Class C Stock may present and surrender such shares for redemption. On and after the date of redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the shares of Class C Stock to be redeemed the Redemption Price of such shares in lawful funds of the United States on presentation and surrender, at the place or places specified in such notice of redemption, of the certificate or certificates representing the shares of Class C Stock called for redemption.

          (d) The Corporation shall have the right, at any time after mailing or delivery of notice of its intention to redeem shares of Class C Stock, to deposit the aggregate Redemption Price of the shares of Class C Stock so called for redemption, or of shares of Class C Stock which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account at a bank or trust company, named in the Redemption Notice and located in Chicago, Illinois or such other city in the United States of America as the Corporation shall determine, to be paid without interest to or to the order of the respective holders of the shares of Class C Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date of redemption, whichever is later, the shares of Class C Stock in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, from their proportionate part of the amount so deposited, upon presentation and surrender of the certificate or certificates representing their Class C Stock being redeemed, the Redemption Price in respect of such shares. Any interest allowed on any such deposit shall belong to the Corporation. From and after the date of redemption, shares of Class Stock called for redemption shall cease to be entitled to any participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as stockholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificate in accordance with this paragraph, in which case the rights of the holders shall remain unaffected.

     3. PURCHASE FOR CANCELLATION. Subject to the provisions of applicable law and subject to rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking (as to dividends or as to capital) prior to the Class C Stock on or after the fifth anniversary of the Issue Date, the Corporation may at any time or from time to time purchase for cancellation all or any part of the outstanding shares of Class C Stock (i) at any price by invitation for tenders addressed to all of the registered holders of shares of Class C Stock then outstanding, or (ii) in any other manner, provided that in such case the price for each share of Class C Stock so purchased for cancellation shall not exceed the Issue Price per share plus an amount equal to all dividends, if any, previously declared but unpaid thereon, together with costs of purchase. If, in response to an invitation for tenders under the provisions of this Section (E)(3) of this Article IV, more shares of Class C Stock are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the shares of Class C Stock to be purchased by the Corporation shall be purchased, as nearly as may be, on a pro rata basis according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares are tendered than the Corporation is prepared to purchase after the Corporation has purchased all shares tendered at lower prices.

     4.   VOLUNTARY CONVERSION INTO SHARES OF COMMON STOCK.

          (a)  Voluntary Conversion.

               (i) A holder of shares of Class C Stock may on April 1, 2002 or at any time thereafter, at any time with respect to all, or from time to time with respect to some but not all, shares of Class C Stock held by him, elect to convert such shares into fully paid and non-assessable shares of Common Stock all upon and subject to the provisions of this Section
                    (E)(4) of this Article IV; provided that, at the time of any such conversion, the number of shares of Class C Stock such holder has elected to convert into shares of Common Stock is such that, in accordance with the provisions of subparagraph
                    (ii) of this Section (E)(4)(a) of this Article IV, such holder would be entitled to at least one whole share of Common Stock.

               (ii) Each share of Class C Stock shall convert into such number of shares of Common Stock as shall equal $1,100 divided by the fair market value of one share of Common Stock, as determined by the Board of Directors, at the time of conversion of such share of Class C Stock.

          (b) METHOD OF CONVERSION. If a holder of any shares of Class C Stock elects to convert all or any part of the shares of Class C Stock held by him into shares of Common Stock, he shall mail or deliver to the Corporation at its principal office a notice in writing to such effect (which may be in the form of the conversion panel, if any, contained on the certificates for shares of Class C Stock) accompanied by the certificate or certificates representing the shares of Class C Stock in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney. The election of a holder to convert any shares of Class C Stock shall be irrevocable upon receipt by the Corporation of the notice and certificate(s) referred to in the preceding sentence.

          (c) RULES. All calculations and determinations to be made pursuant to or for the purposes of this Section (E)(4) of this Article IV shall be made by the Board of Directors and all such calculations, determinations and adjustments so made shall be conclusive and binding upon the Corporation and the holders of all securities affected thereby including, without limitation, the holders of the Class C Stock.

          (d) EFFECT OF CONVERSION. The right of a holder of shares of Class C Stock to convert such shares into shares of Common Stock shall be deemed to have been exercised, and the registered holder of the shares of Class C Stock to be converted shall be deemed to have become the holder of shares of Common Stock (and shall have all the rights and privileges to which a holder of such shares is entitled) and to have ceased to be the holder of the shares of Class C Stock converted into shares of Common Stock, for all purposes at the close of business at the place of the Corporation's principal office on the date the Corporation receives the notice and certificate(s) referred to in Section
               (E)(4)(b) of this Article IV, notwithstanding any delay in the delivery of the certificates representing the Common Stock into which the shares of Class C Stock have been converted. Shares of Common Stock issued as a result of a conversion shall be deemed to have been issued as fully-paid and nonassessable. The conversion of any shares of Class C Stock by any holder thereof shall not deprive such holder of the right to receive any dividend on the shares of Class C Stock so converted which was previously declared but unpaid at the date of conversion.

          (e) CERTIFICATES. On any conversion of Class C Stock, the certificate or certificates representing shares of Common Stock issuable as a result of conversion shall be issued, at the expense of the Corporation, in the name of the holder of the shares of Class C Stock converted or in such name or names as such holder may direct in writing, provided that such holder shall pay any applicable security transfer taxes. If less than all the shares of Class C Stock represented by a certificate or certificates tendered to the Corporation in connection with any conversion are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the shares of Class C Stock comprised in the certificate or certificates tendered as aforesaid that are not being converted.

     5. LIQUIDATION, DISSOLUTION AND WINDING-UP. The holders of the shares of Class C Stock shall rank senior to the holders of Common Stock and to the holders of Series B Stock upon the voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation and shall be entitled, subject to the rights of the Class F Convertible Stock, the Special Voting Stock and any other class of stock of the Corporation Ranking as to Capital senior to the Class C Stock, to receive from the net assets of the Corporation available for distribution after the satisfaction of all liabilities and payment of any liquidation preferences and any accrued dividends ranking senior to the Class C Stock, an amount per share of Class C Stock equal to the Issue Price together with all declared but unpaid dividends thereon before any amount shall be paid or any property be distributed to the holders of any Common Stock and any stock of any other class of the Corporation Ranking as to Capital junior to the Class C Stock. After payment to the holders of the Class C Stock of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     6. MODIFICATION OF CLASS C STOCK. The rights, privileges, restrictions and conditions attached to the Class C Stock may be added to, changed or removed without the prior approval of the holders of the Class C Stock, unless such prior approval of the holders is required by applicable law; in such case, such prior approval shall be given in accordance with Section (E)(7) of this Article IV.

     7. APPROVAL OF HOLDERS OF CLASS C STOCK. To the extent required by law, any approval of the holders of the Class C Stock with respect to any and all matters referred to herein, or with respect to any other matters requiring the consent of the holders of the Class C Stock, may be given in such manner as may then be required by law. The formalities to be observed with respect to proxies, the giving of notice and the conduct of any meeting or any adjourned meeting shall be, from time to time, prescribed by the Certificate of Incorporation and By-laws of the Corporation with respect to meetings of stockholders. On every poll taken at every meeting of holders of Class C Stock, each holder entitled to vote thereat shall be entitled to one vote for each share of Class C Stock held by such holder.

     8. NO VOTING RIGHTS. Subject to the provisions of applicable law, the holders of the Class C Stock shall not be entitled as such to receive notice of or to attend any meeting of the stockholders of the Corporation and shall not be entitled to vote at any such meeting.

     9. STATUTORY COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Corporation shall not redeem, purchase for cancellation or otherwise retire, reduce or make any return of capital in respect of any share of Class C Stock unless such actions by the Corporation are in accordance with the provisions of the DGCL.

     10.  INTERPRETATION.

          (a)  DEFINITIONS. For the purpose of this Section (E) of this Article
               IV:

               "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day that is an officially recognized federal or state holiday in the state in which the Corporation's principal office is located;

               "DIVIDEND PAYMENT DATE" means March 29, 2002 and, thereafter, each June 30, September 30, December 31 and March 31 of each year, on which dividends shall be paid or are payable, and any other date on which dividends in arrears may be paid;

               "DIVIDED PERIOD" means the period commencing on the Issue Date and ending on and including March 29, 2002 and, thereafter, each period commencing on, and including, the day after the immediately preceding Dividend Payment Date and ending on, and including, the next subsequent Dividend Payment Date;

               "ISSUE DATE" means December 28, 2001 or such earlier date as determined by the Board of Directors;

               "ISSUE PRICE" means $1,100 per share of Class C Stock; and

               "RANKING AS TO CAPITAL" means ranking with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of assets of the Corporation among its stockholders for the purpose of winding-up its affairs, whether voluntary or involuntary.

          (b) DATES. In the event that any date on or by which any action is permitted or required to be taken by the Corporation or by any holder hereunder is not a Business Day, then such action shall be permitted or required to be taken on or by the next succeeding date that is a Business Day.

          (c) NOTICES. Any notice (which term includes any communication or document) required or permitted to be given, sent, delivered or otherwise served upon a holder of Class C Stock pursuant to these provisions shall be deemed to be given, sent, delivered, served and received, if sent by prepaid mail, on the date of mailing thereof.

     11. FORM OF STOCK CERTIFICATE. Each certificate representing shares of Class C Stock shall contain a statement that the Corporation will furnish without charge to each holder of Class C Stock who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

F. RESTRICTIONS ON OWNERSHIP AND TRANSFER OF EQUITY STOCK.

     1. DEFINITIONS. For purposes of Sections (F) and (G) of this Article IV, the following terms shall have the meanings set forth below:

          "BENEFICIAL OWNERSHIP," when used with respect to ownership of shares of Equity Stock by any Person, (i) shall mean ownership of shares of Equity Stock by a Person, whether the interest in such shares of Equity Stock is held directly or indirectly, and (ii) for purposes of the Ownership Limit, shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "BENEFICIARY" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (G)(4) of this Article IV.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "CONSTRUCTIVE OWNERSHIP" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of
          Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          "EFFECTIVE DATE" shall mean: (i) with respect to purported Transfers and Non-Transfer Events in violation of Section (F)(2)(a)(i)(A) of this Article IV or as addressed by Section (F)(2)(e) of this Article IV, the first Trading Day on which the Common Stock is listed and traded on the Principal Market, and (ii) with respect to all other violations addressed by Section (F)(2) of this Article IV, the date on which the Second Amended and Restated Certificate of Incorporation is first filed with the Secretary of State of the State of Delaware.

          "EQUITY STOCK" shall mean any class or series of capital stock of the Corporation, including, but not limited to, the Common Stock, Special Voting Stock, Class F Convertible Stock, Series B Stock and Class C Stock. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the particular series, class or classes of capital stock that is appropriate under the context.

          "MARKET PRICE" of Equity Stock on any date shall mean, on a per share basis, the average price at which the Equity Stock traded on the Principal Market on such date, weighted for the volume traded at each different price on such date. In the event that no trading price is available for such Equity Stock, the Market Price will be the fair market value of the Equity Stock, as determined in good faith by the Board of Directors.

          "NON-TRANSFER EVENT" shall mean an event, other than a purported Transfer, that would cause any Person to become a Beneficial Owner of shares of Equity Stock in violation of Section (F)(2) of this Article
          IV. Non-Transfer Events include but are not limited to (i) grant of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, (ii) sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any

          Person that results in changes in Beneficial Ownership of shares of Equity Stock, or (iii) any event, as a result of which a U.S. Person ceases to be a U.S. Person.

          "NON-U.S. PERSON" shall mean a Person other than a U.S. Person.

          "OPTION" shall mean (i) an option to acquire one or more shares of Common Stock granted to the Corporation's directors, officers and employees pursuant to the Corporation's 2002 stock option plan, (ii) an option to acquire one or more shares of Common Stock granted to the Corporation's directors, officers or employees and to individuals holding options to purchase subordinate voting shares of Trizec Hahn Corporation who are the Corporation's former employees as of the effective date of the plan of arrangement contemplated in the Plan Circular in exchange for their outstanding options to purchase subordinate voting shares of Trizec Hahn Corporation that will be cancelled in connection with the plan of arrangement contemplated in the Plan Circular, and (iii) a warrant to acquire one or more shares of Common Stock granted in connection with the plan of arrangement contemplated in the Plan Circular to (1) certain holders of then outstanding Trizec Hahn Corporation stock options in replacement of such options and (2) to Trizec Canada Inc. or a wholly owned subsidiary of Trizec Canada Inc.

          "OWNERSHIP LIMIT" shall mean 9.9% of the value of outstanding shares of Equity Stock.

          "PERMITTED TRANSFEREE" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (G)(8) of this
          Article IV.

          "PERSON" shall mean an individual, company, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision.

          "PLAN CIRCULAR" means the Trizec Hahn Corporation management information circular relating to, inter alia, the plan of arrangement to be approved by the Superior Court of Justice (Ontario) relating to the corporate reorganization of Trizec Hahn Corporation.

          "PRINCIPAL MARKET" for any class or series of Equity Stock shall mean
          (a) if the relevant class or series Equity Stock is listed or admitted to trading on the New York Stock Exchange, the New York Stock Exchange, (b) if such Equity Stock is not listed or admitted to trading on the New York Stock Exchange, but is listed or admitted to trading on The Nasdaq Stock Market Inc., The Nasdaq Stock Market, Inc.; or (c) if such Equity Stock is not listed or admitted to trading on either of the New York Stock Exchange or The Nasdaq Stock Market, Inc. then such other securities exchange or over-the-counter market in the United States, or national quotations system in the United States, on or over which such Equity Stock trades, as the Board of Directors may determine.

          "PROHIBITED OWNER" shall mean, with respect to any purported Transfer, Non-Transfer Event, or an instance of noncompliance described in Section (F)(3)(c) of this Article IV, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock as described in Section (G)(1) of this Article IV.

          "SPECIAL STOCKHOLDER" shall mean, taken together, Trizec Canada Inc., Trizec Hahn Corporation and any of their direct or indirect subsidiaries (including Emerald Blue kft) that either directly or indirectly hold any shares of Equity Stock.

          "TRADING DAY" shall mean a day on which the Principal Market is open for the transaction of business or, if none of the shares of the relevant class or series of Equity Stock is listed or admitted to trading on any securities exchange in the United States, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "TRANSFER" (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

          "TRUST" shall mean any separate trust created and administered in accordance with the terms of Section (G) of this Article IV, for the exclusive benefit of any Beneficiary.

          "TRUSTEE" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation, in its sole discretion to act as trustee of any Trust, or any successor trustee thereof.

          "U.S. PERSON" shall mean any of the following:

                    (1)  a U.S. citizen;

                    (2)  a U.S. resident individual;

                    (3)  an S corporation;

                    (4) a partnership or limited liability company (or other entity classified as a partnership for United States federal income tax purposes) (a) that is created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by U.S. Persons;

                    (5) a corporation or business trust (or other entity classified as a corporation for United States federal income tax purposes) (a) that is created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the shares, units or other ownership interests in which are owned by U.S. Persons;

                    (6) an estate if (a) its income is subject to U.S. tax regardless of source and (b) at least 95% of amounts distributable by it are distributable to U.S. Persons;

                    (7) a registered investment company (as defined in Section 851 of the Code) that is offered for sale only in the United States;

                    (8) a trust if (a) a court within the United States is able to exercise primary jurisdiction over its administration, (b) one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, and (c) at least 95% of amounts distributable by it are distributable to U.S. Persons;

                    (9) a corporation, fund, foundation or other organization organized under the laws of the United States or any State or the District of Columbia and that is generally exempt from tax therein and is described in Section 501(c)(3) of the Code;

                    (10) a legal person organized under the laws of the United
                         States or any State or the District of Columbia and that is generally exempt from tax therein and is established and maintained to provide pensions or other similar benefits in connection with employment pursuant to a plan (including, without limitation, (a) a trust described in Section 401(a) of the Code and (b) an "eligible deferred compensation plan" as defined in
                         Section 457 of the Code in respect of which the employer is a U.S. Person);

                    (11) a simplified employee pension plan described in Section
                         408(k) of the Code, an individual retirement account, an account described in Section 408(p) of the Code, an annuity plan described in Section 403 of the Code, and any similar plan permitted under the Code in respect of individual retirement benefits or similar benefits, provided that in each case at least 95% of all amounts payable under such plan are payable to U.S. Persons;

                    (12) a group trust in which assets of persons described in paragraph (10) or (11) above are pooled;

                    (13) a Keough plan, provided that at least 95% of all
                         amounts payable under such plan are payable to U.S. Persons;

                    (14) a governmental entity consisting of any of: (a) any
                         governing body of the United States, or of a political subdivision or local authority of the United States;
                         (b) a person that is wholly owned, directly or indirectly, by the United States or a political subdivision or local authority of the United States provided (i) it is created or organized in or under the laws of the United States, or of any State or the

                         District of Columbia, (ii) its earnings are credited to its own account with no portion of its income inuring to the benefit of any private person, and (iii) its assets vest in the United States or a political subdivision or local authority of the United States upon dissolution; and (c) a pension trust or fund of a person described in subparagraph (a) or (b) that is created or organized in or under the laws of the United States or of any State or of the District of Columbia and that is constituted and operated exclusively to administer or provide pension benefits to individuals in respect of services rendered to such person in the discharge of functions of a governmental nature;

                    (15) a "common trust fund" as defined in Section 584 of the
                         Code or separate account, respectively, (a) established by a bank or insurance company, respectively, organized in the United States or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by U.S. Persons; and

                    (16) an investment club or similar entity (a) that is
                         created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by U.S. Persons.

     2.   RESTRICTION ON OWNERSHIP AND TRANSFER.

          (a)(i) Except as provided in Section (F)(4) of this Article IV, from and after the Effective Date,

                    (A) subject to Section (F)(5) of this Article IV, no Non-U.S. Person shall Beneficially Own shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other Non-U.S. Persons shall exceed 45% of the fair market value of the outstanding shares of Equity Stock, provided that this limitation shall not affect (w) the right of Special Stockholders to hold Equity Stock acquired prior to the effective date of, or in pursuance of, the plan of arrangement contemplated in the Plan Circular, (x) the right of any holder to hold Class F Convertible Stock,
                         (y) the right of a holder of Class F Convertible Stock to hold shares of Common Stock acquired as a result of conversion by such holder of shares of Class F Convertible Stock into shares of Common Stock, and (z) the right of any holder to hold Special Voting Stock; and

                    (B) subject to Section (F)(5) of this Article IV, no Person (other than the Special Stockholder) shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit; and

                    solely, for the purpose of subsection (a)(i)(A) and (a)(iii) of this Section (F)(2) of this Article IV, Beneficial Ownership of exchange certificates, issued pursuant to the plan of arrangement contemplated in the Plan Circular, representing the underlying shares of Equity Stock shall not be considered Beneficial Ownership of Equity Stock.

                    (ii) Subject to Section (F)(5) of this Article IV, and
                         except as provided in Section (F)(4) of this Article IV, from and after the Effective Date, any purported Transfer that, if effective, would result in any Person Beneficially Owning shares of Equity Stock in violation of Section (F)(2)(a)(i) of this Article IV shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would be otherwise Beneficially Owned by such Person in violation of Section (F)(2)(a)(i) of this Article IV, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                    (iii) Solely for the purposes of Section (F)(2)(a)(i) and
                         (ii) of this Article IV, unless and until otherwise determined by the Board of Directors pursuant to Section (F)(4) of this Article IV, any acquisition of Beneficial Ownership of shares of Equity Stock by a Non-U.S. Person (other than (i) any such acquisition by the Special Stockholder prior to the effective date of, or in pursuance of, the plan of arrangement contemplated in the Plan Circular or upon the exercise of an Option, (ii) any such acquisition by a Non-U.S. Person resulting from such Non-U.S. Person's exercise of Options issued by the Corporation, but if such acquisition is other than with respect to shares of Equity Stock resulting from the exercise of Options by the Special Stockholder then only if such acquired shares are disposed by the close of first Trading Day following the exercise of such Options, (iii) any acquisition of Beneficial Ownership of Class F Convertible Stock or Special Voting Stock, and (iv) any acquisition by a holder of Class F Convertible Stock of Beneficial Ownership of Common Stock upon such holder's conversion of shares of Class F Convertible Stock) of which the Corporation becomes aware shall be presumed to cause a violation of Section (F)(2)(a)(i)(A) of this
                         Article IV.

               (b) Subject to Section (F)(5) of this Article IV, from and after the Effective Date, any purported Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of
                    Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (c) Subject to Section (F)(5) of this Article IV, from and after the Effective Date, any purported Transfer of shares of Equity Stock that, if effective, would cause the Corporation to (A) Constructively Own 10% or more of the ownership interests, within the meaning of Section 856(d)(2)(B) of the Code, in a tenant of real property owned by the Corporation or by any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "SUBSIDIARY") and (B) violate the 95% or 75% gross income tests of Section 856(c) of the Code, shall be void ab initio as to the Transfer of that number of shares of

                    Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests, within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% or 75% gross income tests of Section 856(c) of the Code, in a tenant of real property owned by the Corporation or by a Subsidiary, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (d) Subject to Section (F)(5) of this Article IV, from and after the Effective Date, any purported Transfer that, if effective, would result in shares of Equity Stock being Beneficially Owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (e) Subject to Section (F)(5) of this Article IV, from and after the Effective Date, any purported Transfer that, if effective, would result in the Corporation not qualifying as a "domestically-controlled REIT" (determined for this purpose without regard to the 5-year period referred to in
                    Section 897(c)(1) of the Code) within the meaning of Section 897(h)(4)(B) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

     3.   Owners Required to Provide Information. From and after the Effective
          Date:

          (a) Every Beneficial Owner of 2% or more of the outstanding shares of any class or series of Equity Stock of the Corporation shall promptly, upon acquisition of shares of Equity Stock resulting in such ownership threshold and within 30 days after January 1 of each year thereafter, provide to the Corporation a written statement or an affidavit, as the Corporation may determine, duly signed, stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner as of each of the dividend record dates for the Corporation's Equity Stock on which such Beneficial Owner Beneficially Owned shares of Equity Stock during the immediately preceding year, the legal structure of such Beneficial Owner, and a statement indicating whether such Beneficial Owner is a U.S. Person or a Non-U.S. Person.

          (b) Each Person who is a Beneficial Owner or a Constructive Owner of Equity Stock and each Person (including the stockholder of record) who holds Equity Stock for or on behalf of a Beneficial Owner or a Constructive Owner shall provide promptly to the Corporation such information as the Corporation may request, in order (i) to determine the Corporation's status as a REIT or as a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, (ii) to ensure or to determine compliance with the limitations and restrictions on ownership contained in Section (F)(2)(a)(i) of this Article IV, (iii) to ensure that no Transfer has been effected in contravention of Section (F)(2) of this Article IV and (iv) to comply with the requirements of any taxing authority or governmental authority.

          (c) Any Beneficial Owner who fails to provide promptly the Corporation with a written statement or an affidavit, as the Corporation may determine, duly signed, pursuant to Section
               (F)(3)(a) of this Article IV or with any requested information pursuant to

               (F)(3)(b) of this Article IV shall automatically be deemed to be a Non-U.S. Person for purposes of Section (F)(2)(a)(i) and (ii) of this Article IV. For the purposes of Sections (G)(1), (G)(4),
               (G)(6), and (G)(9) of this Article IV, the date on which such noncompliance shall be deemed to have occurred will be determined by the Board of Directors.

     4. EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel concluding that the relevant requirement or requirements referred to in clauses (i) through (iv) of this Section (F)(4) of this Article IV will be satisfied, may, in its sole discretion, modify or waive the application of the limitations and restrictions on ownership contained in Section (F)(2)(a)(i)(B) of this Article IV to a Person subject thereto, provided that in the case of a waiver (A) the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors determines are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the foreseeable future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to (x) Constructively Own 10% or more of the ownership interests of a tenant of real property owned by the Corporation or by a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (y) violate the 95% or 75% gross income tests of Section 856(c) of the Code, (iii) not result in the shares of Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code and (iv) be consistent with the Corporation qualifying as a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, and (B) such Person agrees in writing that any violation or attempted violation of any other limitations, restrictions or conditions that the Board of Directors may in its sole discretion establish or impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the Transfer of such shares in excess of the original limit applicable to such Person to a Trust pursuant to Section (G)(1) of this Article IV. Following such time as there shall have occurred an event or events such that in the judgment of the Board of Directors results in substantial reduction in the percentage ownership of Equity Stock by the Special Stockholder, then, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel concluding in effect that a termination of the presumption contained in Section
          (F)(2)(a)(iii) of this Article IV would not significantly and adversely affect the Corporation's ability to qualify as a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, the Board of Directors may, in its sole discretion, so terminate such presumption.

     5. PRINCIPAL MARKET TRANSACTIONS. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the Principal Market. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article IV or deter or prevent the automatic transfer of shares to a Trust in accordance with Section (G) of this
          Article IV, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV.

G. REMEDIES FOR BREACH.

     1. TRANSFER TO A TRUST. If, notwithstanding the other provisions contained in this Article IV, from and after the Effective Date, there is either a purported Transfer or Non-Transfer Event or an instance of noncompliance described in Section (F)(3)(c) of this Article IV such that any Person would Beneficially Own shares of Equity Stock in violation of the provisions of Section (F)(2) of this Article IV, then,

          (a) except as otherwise provided in Section (F)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in violation of the provisions of Section (F)(2) of this Article IV, or if the Person would Beneficially Own shares of Equity Stock in violation of Section (F)(2) of this Article IV as a result of noncompliance described in Section (F)(3)(c) of this Article IV, such Person shall cease to own any right or interest in all shares of Equity Stock held by such Person at the time of such noncompliance, and

          (b) such number of shares of Equity Stock causing the violation of the provisions of Section (F)(2) of this Article IV (rounded up to the nearest whole share) (hereinafter referred to as "Excess Shares") shall be automatically transferred to a Trust in accordance with Section (G)(4) of this Article IV, effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event or noncompliance described in Section (F)(3)(c) of this Article IV, as the case may be.

     2. REMEDIES FOR BREACH. If the Corporation, or its designees, shall at any time determine that a purported Transfer has taken place in violation of Section (F)(2) of this Article IV, or that a Person is in violation of Section (F)(2) of this Article IV as a result of noncompliance described in Section (F)(3)(c) of this Article IV, or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Equity Stock in violation of Section (F)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent or void such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic Transfer of Excess Shares to a Trust in accordance with Sections (F)(1) and (F)(4) of this Article IV.

     3. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire shares of Equity Stock in violation of Section
          (F)(2) of this Article IV, or any Person who would have owned the shares of Equity Stock that resulted in a transfer to a Trust pursuant to Sections (G)(1) and (G)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT and as a "domestically-controlled REIT".

     4. OWNERSHIP IN TRUST. Upon any purported Transfer or Non-Transfer Event or an instance of noncompliance described in Section (F)(3)(c) of this
          Article IV that results in Excess Shares being transferred to a Trust pursuant to Section (G)(1) of this Article IV, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof, all consistent with the qualification of such Trust as a U.S. Person and (ii) such Excess Shares shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Such transfer of Excess Shares to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event or noncompliance described in Section (F)(3)(c) of this Article IV that results in such transfer. Excess Shares so held in trust shall be issued and outstanding shares of Equity Stock of the Corporation. The Prohibited Owner shall have no rights in the Excess Shares held by the Trust and shall not benefit economically from any Excess Shares held by the Trust, except as provided in Section (G)(9) of this Article IV. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Excess Shares.

     5. DIVIDENDS. The Trustee, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions with respect to a particular class of Excess Shares held in trust, including any dividend or other distribution authorized but unpaid, and shall hold all such dividends or distributions in trust for the exclusive benefit of the Beneficiary. The Prohibited Owner shall not be entitled to receive any dividends or distributions with respect to such Excess Shares and shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any Excess Shares and (ii) the record date of which was on or after the date that such shares of Equity Stock became Excess Shares. The Corporation shall take all commercially reasonable measures that it determines to be necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of this Article IV, would Beneficially Own the shares of Equity Stock that became Excess Shares; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the exclusive benefit of the Beneficiary the dividends so received or withheld, as the case may be.

     6. DISTRIBUTIONS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Trustee shall be entitled to receive ratably with each other holder of Equity Stock of the class of Excess Shares held by the Trust, that portion of the assets of the Corporation available for distribution to the holders of such class (determined based upon the ratio that the number of Excess Shares of such class of Equity Stock held by the Trustee bears to the total number of shares of such class of Equity Stock then outstanding). The Trust shall distribute to the Prohibited Owner the amounts received upon a liquidation of,


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

          dissolution of, or winding up of, or distribution of assets of, the Corporation; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of,

          (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of Excess Shares to a Trust, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of Excess Shares that resulted in such transfer to a Trust, and,

          (b) in the case of a Non-Transfer Event, noncompliance described in Section (F)(3)(c) of this Article IV, or a purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event, noncompliance described in Section
               (F)(3)(c) or purported Transfer, as the case may be, resulted in the transfer of Excess Shares to a Trust, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or noncompliance described in Section
               (F)(3)(c) of this Article IV or purported Transfer and (y) the number of Excess Shares that resulted in such transfer to a Trust.

          Any remaining amount in such Trust shall be distributed to the Beneficiary.

     7. VOTING. The Trustee shall have all voting rights of Excess Shares held by the Trust and rights to receive any notice of any meetings to which a particular class of Excess Shares held by the Trust is entitled, and will exercise such rights for the exclusive benefit of the Beneficiary. A Prohibited Owner shall be deemed to have given the Trustee an irrevocable proxy to vote the Excess Shares and such Prohibited Owner shall have no voting rights with respect to Excess Shares held by the Trust. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been transferred to a Trust as Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares. However, in the event that the Corporation has already taken irreversible corporate action, including but not limited to effecting a reorganization, merger, sale, or dissolution of the Corporation, then such vote by the Prohibited Owner as a purported holder of shares of Equity Stock shall not be rescinded.

     8.   DESIGNATION OF PERMITTED TRANSFEREE.

     8.1 As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the trading price of the class of Excess Shares so acquired, but at the latest within 20 days of receiving notice from the Corporation that Excess Shares have been transferred to the Trust, the Trustee shall designate (by providing written notice thereof to the Board of Directors) one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases (whether in a public or private sale) such shares of Equity Stock and (ii) any Permitted Transferee so designated may acquire such shares of Equity Stock without violating any of the restrictions set forth in Section (F)(2) of this Article IV and without such


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

          acquisition resulting in the transfer of Excess Shares to a Trust pursuant to Sections (G)(1) and (G)(4) of this Article IV. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five Trading Days prior written notice to the Corporation of such intended transfer.

     8.2 Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (G)(8) of this Article IV, the Trustee shall cause to be transferred to the Permitted Transferee Excess Shares acquired by the Trustee pursuant to Section
          (G)(4) of this Article IV. Upon such sale, the interest of the Beneficiary in such shares sold shall terminate. The Trustee shall (i) advise the Corporation and the Corporation shall cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares after making payment to the Prohibited Owner pursuant to Section (G)(9) of this Article IV.

     8.3 If the Transfer of shares of Equity Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section (F)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Equity Stock that cause the violation of any such restriction and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Equity Stock. Such shares of Equity Stock shall be transferred to the Trust as Excess Shares. Such transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections
          (G)(8) and (G)(9) with respect to any future Transfer of such shares by the Trust.

     8.4 The Trustee shall have the right and power (but not the obligation) to offer any share of Equity Stock held in trust for sale to the Company on such terms and conditions as the Trustee shall deem appropriate.

     9. COMPENSATION TO RECORD HOLDER OF SHARES OF EQUITY STOCK THAT ARE TRANSFERRED TO A TRUST.

          Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares by the Trustee and subsequent sale of Excess Shares to a Permitted Transferee in accordance with Section (G)(8) of this Article
          IV) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of:

          (a) (i) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of Excess Shares to a Trust, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of Excess Shares that resulted in such transfer to a Trust, or

               (ii) in the case of a Non-Transfer Event, noncompliance described in Section (F)(3)(c) of this Article IV, or a purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event, noncompliance described in Section (F)(3)(c) of this Article IV, or purported Transfer, as the case may be, resulted in the transfer of Excess Shares to a Trust, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event, noncompliance described in Section
                    (F)(3)(c) of this Article IV, or a purported Transfer and
                    (y) the number of Excess Shares that resulted in such transfer to a Trust, and

          (b) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance with Section
               (G)(8) of this Article IV.

          Any amounts received by the Trustee in respect of such shares and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section (G)(9) of this Article IV shall be distributed to the Beneficiary in accordance with the provisions of Section (G)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (G) of this
          Article IV by such Trustee. If, prior to the discovery by the Corporation that Excess Shares have been transferred to a Trust, such shares are sold by a Prohibited Owner, then (i) such Excess Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section (G)(9) of this Article IV, such excess shall be paid to the Trustee upon demand.

H. PREEMPTIVE RIGHTS. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe for (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

I. REMEDIES NOT LIMITED. Subject to Section (F)(5) of this Article IV, nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and as a "domestically-controlled REIT" and to ensure compliance with the limitations and restrictions on ownership contained in Section (F)(2) of this Article IV, including but not limited to seeking injunctive or equitable relief.

J. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article IV, including, but not limited to, any definition contained in Section (F)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.


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

K. LEGEND. In addition to any legend that may be required to appear on a certificate of a particular class of Equity Stock, each certificate for shares of Equity Stock shall bear the following legend:

               "The shares of Trizec Properties, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation, as may be amended or restated from time to time (the "Certificate of Incorporation"), which prohibit in general (a) any Non-U.S. Person (other than the Special Stockholder) from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other Non-U.S. Persons would exceed 45% of the outstanding shares of Equity Stock, (b) any Person (other than the Special Stockholder) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts, (ii) the qualification of the Corporation as a "domestically-controlled REIT," or (iii) the Certificate of Incorporation. Any person who attempts to own shares in violation of the ownership restrictions described in
               (a) through (c) above must immediately notify the Corporation.

               For the purposes of ownership restriction described in (a) above, unless and until otherwise determined by the Board of Directors in accordance with procedures set forth in the Certificate of Incorporation, any acquisition of Beneficial Ownership of shares of Equity Stock by a Non-U.S. Person (other than an acquisition specifically excepted by the Certificate of Incorporation) of which the Corporation becomes aware shall be presumed to cause a violation of the 45% non-U.S. ownership limit described in (a) above.

               The holder of this certificate by his acceptance hereof consents to be bound by all terms and provisions, including but not limited to all limitations and restrictions outlined in this legend, of the Certificate of Incorporation.

               Capitalized terms used in this legend and not defined herein are defined in the Certificate of Incorporation.

               The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."


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

L. SEVERABILITY. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                   ARTICLE V

                                    DIRECTORS

A. GENERAL POWERS; ACTION BY COMMITTEE. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the By-laws or this Certificate, all of the powers of the Corporation shall be vested in such Board. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except to the extent limited or otherwise required by the DGCL. A majority of the Board of Directors shall constitute a quorum and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

B. ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

C. NUMBER AND TERMS OF DIRECTORS. The Corporation shall have a Board of Directors initially consisting of four (4) directors. Thereafter, the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors; provided, however, that in no event shall the number of directors exceed eleven (11) or be less than the minimum number required by the DGCL. A director need not be a stockholder of the Corporation.

     At each annual meeting of stockholders, the members of the Board of Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election or shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

D. VACANCIES. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled by (i) the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors or (ii) any authorized committee thereof. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.


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

                                   ARTICLE VI

                             LIMITATION OF LIABILITY
                               AND INDEMNIFICATION

A. LIMITATION OF LIABILITY. A director's liability to the Corporation and its stockholders for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by the DGCL as now in effect or hereafter amended. Specifically, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or
(d) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person who has served as a director prior to, or is then serving as a director at the time of, such repeal or modification.

B. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL as now in effect or hereafter amended each person who is or was a director, officer or employee of the Corporation and the heirs, executors and administrators of such person.

                                  ARTICLE VII

                           MAINTENANCE OF REIT STATUS

     For so long as the Board of Directors deems the maintenance of REIT status to be in the best interests of the Corporation, the Corporation shall seek to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.


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

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

A. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

B. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

     No amendment or repeal of this Certificate shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, then in addition to any other vote of the holders of voting stock that is required by this Certificate or the By-laws, the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Certificate.


                                    ARTICLE X

                              BUSINESS COMBINATION

     The Corporation elects not to be governed by Section 203 of the DGCL relating to business combinations with interested shareholders.





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                                       58

     IN WITNESS WHEREOF, TrizecHahn (USA) Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed this 8th day of February, 2002.

                        TrizecHahn (USA) Corporation



                        By:  /s/ Gregory F. Hanson

                           ---------------------------------------------------
                           Name:  Gregory F. Hanson
                           Title: Executive Vice President and
                                  Chief Financial Officer



                        By:  /s/ Holli G. Salazar
                           ---------------------------------------------------
                           Name:  Holli G. Salazar
                           Title: Vice President and Corporate Secretary








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